TAKECARE SAVINGS

                                  AND

                             RETIREMENT PLAN

                                  AND

                             TRUST AGREEMENT

                           (1992 Restatement)

                          TABLE OF CONTENTS


SECTION                                                      PAGE


INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION 1  Definitions.  . . . . . . . . . . . . . . . . . . . 2
     1.1   Act. . . . . .  . . . . . . . . . . . . . . . . . . 2
     1.2   Beneficiary. .  . . . . . . . . . . .. . . . . . .  2
     1.3   Board. . . . .  . . . . . . . . . . . . . . . . . . 2
     1.4   Break in Service. . . . . . . . . . . . . . . . . . 2
     1.5   Code. . . . . . . . . . . . . . . . . . . . . . . . 2
     1.6   Committee. . . . . . . . . . . . . . . . . . . . .  2
     1.7   Compensation. . . . . . . . . . . . . . . . . . . . 2
     1.8   Disability. . . . . . . . . . . . . . . . . . . . . 3
     1.9   Early Retirement Date. . . . . . . . . . . . . . .  4
     1.10  Effective Date. . . . . . . . . . . . . . . . . . . 4
     1.11  Employer. . . . . . . . . . . . . . . . . . . . . . 4
     1.12  Entry Date. . . . . . . . . . . . . . . . . . . . . 4
     1.13  Five Percent Owner. . . . . . . . . . . . . . . . . 4
     1.14  Highly Compensated Employee. . . . . . . . . . . .  5
     1.15  Hour of Service. . . . . . . . . . . . . . . . . .  7
     1.16  Key Employee. . . . . . . . . . . . . . . . . . . . 7
     1.17  Matching Contribution. . . . . . . . . . . . . . .  8
     1.18  Non-Highly Compensated Employee. . . . . . . . . .  9
     1.19  Non-Key Employee Participant. . . . . . . . . . . . 9
     1.20  Normal Retirement Date. . . . . . . . . . . . . . . 9
     1.21  Participant. . . . . . . . . . . . . . . . . . . .  9
     1.22  Period of Severance. . . . . . . . . . . . . . . .  9
     1.23  Plan. . . . . . . . . . . . . . . . . . . . . . . . 9
     1.24  Plan Year. . . . . . . . . . . . . . . . . . . . .  9
     1.25  Qualified Nonelective Contribution. . . . . . . . ..9
     1.26  Required Beginning Date. . . . . . . . . . . . . .  9
     1.27  Salary Deferral Contribution. . . . . . . . . . . . 10
     1.28  Service. . . . . . . . . . . . . . . . . . . . . .  10
     1.29  Severance from Service Date. . . . . . . . . . . . .10
     1.30  Trust. . . . . . . . . . . . . . . . . . . . . . .  11
     1.31  Trust Fund. . . . . . . . . . . . . . . . . . . . . 11
     1.32  Trustee. . . . . . . . . . . . . . . . . . . . . .  11
     1.33  Valuation Date. . . . . . . . . . . . . . . . . . . 11
     1.34  Year of Service. . . . . . . . . . . . . . . . . .  11

SECTION 2  Participation. . . . . . . . . . . . . . . . . . .  12
     2.1   Requirements for Participation. . . . . . . . . . . 12
     2.2   Continuance of Participation. . . . . . . . . . . . 12
     2.3   Participation Upon Re-employment. . . . . . . . . . 13

SECTION 3  Salary Deferral Contributions, Matching
           Contributions, and Qualified Nonelective
           Contributions. . . . . . . . . . . . . . . . . . .  14
     3.1   Salary Deferral Contributions. . . . . . . . . . .  14
     3.2   Limitations on Salary Deferral Contributions. . . . 20
     3.3   Matching Contributions. . . . . . . . . . . . . . . 22
     3.4   Limitation on Multiple Use of Deferrals. . . . . .  28
     3.5   Payment of Contributions. . . . . . . . . . . . . . 30

SECTION 4  Rollover Contributions and Plan to Plan
           Transfers. . . . . . . . . . . . . . . . . . . . .  32
     4.1   Rollover Contributions. . . . . . . . . . . . . . . 32
     4.2   Plan to Plan Transfers of Assets. . . . . . . . . . 32

SECTION 5  Allocations of Contributions and Income. . . . . .  34
     5.1   Separate Accounts in Trust Fund. . . . . . . . . .  34
     5.2   Duty of Employer. . . . . . . . . . . . . . . . . . 34
     5.3 Allocation of Salary Deferral Contributions, Matching Contributions, and Qualified Nonelective
           Contributions. . . . . . . . . . . . . . . . . . .  35
     5.4   Determination and Allocation of Income. . . . . . . 35
     5.5   Limitation on Allocations. . . . . . . . . . . . .  37

SECTION 6  Vesting. . . . . . . . . . . . . . . . . . . . . .  40
     6.1   Effect of Allocation. . . . . . . . . . . . . . . . 40
     6.2   Vesting Requirements for Matching Contribution
           Accounts. . . . . . . . . . . . . . . . . . . . . . 40
     6.3   Forfeitures. . . . . . . . . . . . . . . . . . . .  42
     6.4   Determination of Vested Interests. . . . . . . . .  45
     6.5   Lost Participants. . . . . . . . . . . . . . . . .  45

SECTION 7  Service. . . . . . . . . . . . . . . . . . . . . .  46
     7.1   Absence for Maternity or Paternity Reasons. . . . . 46

SECTION 8  Distribution of Benefits. . . . . . . . . . . . . . 48
     8.1   Beneficiary. . . . . . . . . . . . . . . . . . . .  48
     8.2   Early Retirement or Normal Retirement. . . . . . .  49
     8.3   Terminated Participants. . . . . . . . . . . . . .  50
     8.4   Disability. . . . . . . . . . . . . . . . . . . . . 51
     8.5   Method and Timing of Distribution. . . . . . . . .  51
     8.6   Death Benefits. . . . . . . . . . . . . . . . . . . 55
     8.7   Retained Interests. . . . . . . . . . . . . . . . . 57
     8.8   Distributions to Legally Disabled Persons. . . . .  57
     8.9   Distribution of Accounts Upon Termination of Plan,
           Sale of Assets or Sale of Subsidiary. . . . . . . . 57
     8.10  Early Distributions. . . . . . . . . . . . . . . .  59
     8.11  Hardship Distributions. . . . . . . . . . . . . . . 59

SECTION 9  Investment of Trust Fund. . . . . . . . . . . . . . 62
     9.1   Investment Power. . . . . . . . . . . . . . . . . . 62
     9.2   Investment Duties. . . . . . . . . . . . . . . . .  63
     9.3   Party in Interest Transactions. . . . . . . . . . . 63
     9.4   Investment Direction by Participants. . . . . . . . 64
     9.5   Loans to Participants. . . . . . . . . . . . . . .  66

SECTION 10 Fiduciaries. . . . . . . . . . . . . . . . . . . .  70
     10.1  Allocation of Authority. . . . . . . . . . . . . .  70
     10.2  Board Authority. . . . . . . . . . . . . . . . . .  70
     10.3  Committee Authority. . . . . . . . . . . . . . . .  70
     10.4  Trustee's Authority. . . . . . . . . . . . . . . .  71
     10.5  Discharge of Fiduciary Duties. . . . . . . . . . .  71
     10.6  Liability. . . . . . . . . . . . . . . . . . . . .  72
     10.7  Investment Manager. . . . . . . . . . . . . . . . . 73
     10.8  Miscellaneous. . . . . . . . . . . . . . . . . . .  74
     10.9  Plan Administrator. . . . . . . . . . . . . . . . . 74

SECTION 11 Administrative Committee. . . . . . . . . . . . . . 76
     11.1  Selection. . . . . . . . . . . . . . . . . . . . .  76
     11.2  Organization. . . . . . . . . . . . . . . . . . . . 76
     11.3  Communications. . . . . . . . . . . . . . . . . . . 77
     11.4  Indemnity. . . . . . . . . . . . . . . . . . . . .  77
     11.5  Powers and Duties. . . . . . . . . . . . . . . . .  77
     11.6  Funding Policy. . . . . . . . . . . . . . . . . . . 78
     11.7  Claims Procedures. . . . . . . . . . . . . . . . .  78
     11.8  Services. . . . . . . . . . . . . . . . . . . . . . 80

SECTION 12 Trustee. . . . . . . . . . . . . . . . . . . . . .  82
     12.1  Control of Assets. . . . . . . . . . . . . . . . .  82
     12.2  Trustee's Powers. . . . . . . . . . . . . . . . .   82
     12.3  Accounting of Trustee. . . . . . . . . . . . . .  . 83
     12.4  Vacancies in Trusteeship. . . . . . . . . . . . . . 83
     12.5  Approval of Accounts. . . . . . . . . . . . . . . . 84
     12.6  Trustee's Fees and Expenses. . . . . . . . . . . .  85
     12.7  Indemnity. . . . . . . . . . . . . . . . . . . . .  85

SECTION 13 Amendment and Termination. . . . . . . . . . . . .  86
     13.1  Amendment. . . . . . . . . . . . . . . . . .  . . . 86
     13.2  Right to Terminate. . . . . . . . . . . . . . . . . 86
     13.3  Effect of Termination. . . . . . . . . . . . . . .  87
     13.4  Merger. . . . . . . . . . . . . . . . . . . . . .   88

SECTION 14 Miscellaneous. . . . . . . . . . . . . . . . . . .  89
     14.1  Effect of Adoption. . . . . . . . . . . . . . . . . 89
     14.2  Benefits. . . . . . . . . .  . . . . . . . . . . . .89
     14.3  Alienation. . . . . . . . . .  . . . . . . . . . . .89
     14.4  Irrevocability. . . . . . . . . .  . . . . . . . . .90
     14.5  Exclusive Benefit. . . . . . . . . . . . . . . . .  90
     14.6  Duration of Trust. . . . . . . . . . . . . . . . .  91
     14.7  Application of Act. . . . . . . . . . . . . . . . . 91
     14.8  Mistake of Fact. . . . . . . . . .  . . . . . . . . 91
     14.9  Domestic Relations Orders. . . . . . . . . .  . . . 92
     14.10  Gender. . . . . . . . . .  . . . . . . . . . . . . 92
     14.11  Applicable Law. . . . . . . . . .  . . . . . . . . 92
     14.12  Effective Date. . . . . . . . . .  . . . . . . . . 92

SECTION 15 Top-Heavy Plan Provisions. . . . . . . . . .  . . . 93
     15.1  Determination of Top-Heavy Status. . . . . . . . .  93
     15.2  Top-Heavy Minimum Contributions. . . . . . . . . .  95
     15.3  Alternative Top-Heavy Vesting Schedule. . . . . .   97

                          INTRODUCTION


     THIS TRUST AGREEMENT IS MADE and entered into on 1992, between TAKECARE HEALTH PLAN, INC., a California corporation, formerly known as TAKECARE corporation, and PACIFIC TRUST COMPANY as Trustee.

     TakeCare Corporation authorized the TakeCare Savings and Retirement Plan (the "Plan") and a trust has been established for the Plan under a plan document and trust agreement effective December 1, 1988. The Plan has subsequently been amended. TakeCare Health Plan, Inc. desires to revise the Plan and to set it forth in a new restated instrument. The prior plan document and trust agreement is restated and amended in its entirety by this document, which shall be hereafter referred to as the Trust Agreement.

     The Trust Agreement sets forth the Plan and provides for contributions by TakeCare Health Plan, Inc. and related employers to the Trustee to be held in trust for the purposes of subsequently distributing to employees or their beneficiaries the corpus and income of the trust fund in accordance with the Plan and to provide benefits as part of an accident and health plan upon the termination of employment of a Participant due to permanent disability.

     The Trustee accepts the obligations of the trust as set forth in this Trust Agreement.

     THEREFORE, IT IS AGREED as follows:

                            SECTION 1
                           Definitions

     The following terms as used in this Trust Agreement shall have the meanings set forth below:

     1.1   Act.  The Employee Retirement Income Security Act of
1974, as amended.

     1.2 Beneficiary. A person or other entity designated by the terms of the Plan or by a Participant under Section 8.1 to receive benefits under the Plan upon the death of the Participant.

     1.3  Board.  The Board of Directors of TakeCare Health Plan,
Inc.

     1.4 Break in Service. A twelve consecutive month period beginning on the employee's Severance from Service Date or any anniversary thereof and ending on the next succeeding anniversary of such date during which the employee does not complete at least one Hour of Service.

     1.5  Code.  The Internal Revenue Code of 1986, as amended.

     1.6 Committee. The Administrative Committee appointed by the Employer as provided in Section 11.

     1.7 Compensation. Effective January 1, 1992, all consideration paid to a Participant by the Employer during a Plan Year with respect to the services of the Participant, including, but not limited to, wages, salaries, fees, for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer but not including (except as provided below) contributions to the Plan or other fringe benefits not normally included on an Internal Revenue Service W-2 form, such as amounts realized in connection with stock options and restricted stock or premiums for group term life insurance; provided, however, that:

         (a) For a Participant who first enters the Plan on an Entry Date other than the first day of the Plan Year, Compensation shall mean only that portion of the Compensation paid to the Participant from such Entry Date to the end of such Plan Year. The dollar limitations under Sections 1.7(b) and 5.5 applicable to such a Participant shall be reduced accordingly.

          (b) Each Participant's Compensation for Plan purposes shall be limited to the first $200,000 for any Plan Year (or such greater amount in effect at the beginning of the Plan Year as determined under Code Section 401(a)(17)).

          (c) Compensation shall include, except as provided in Sections 5.5 and 15.2(b), all amounts deferred under a code
Section 401(k) qualified cash or deferred arrangement and elective contributions under a Code Section 125 cafeteria plan.

          (d) In determining the Compensation of an employee, the Family Aggregation provisions of Section 1.14 shall apply except that aggregation shall be limited to the employee's spouse and lineal descendants who have not attained age 19 before the close of the Plan Year.

     1.8 Disability. The permanent incapacity of a Participant to perform the usual duties of his or her regular occupation with the Employer by reason of physical or mental impairment, as determined by the Committee upon the advice of a physician chosen by the Committee and such determination shall be final and conclusive for all purposes.

     1.9  Early Retirement Date.  The date prior to Normal
Retirement Date which is the later of (1) the Participant's attainment of age 55 or (2) the fifth anniversary of the Participant's commencement of employment with the Employer.

     1.10  Effective Date.  December 1, 1988.

     1.11  Employer.  TakeCare Health Plan, Inc. including
(a) any other member of a controlled group of corporations under Code Section 414(b), a group of trades or businesses under common control under Code Section 414(c), or an affiliated service group under Code Section 414(m) of which the Employer is a member, or
 (b) any other employer required to be aggregated with the Employer under Code Section 414(o).

     1.12 Entry Date. The first day of the month next following or coincident with the date which is thirty days after the date for which an employee is first credited with an Hour of service.

     1.13 Five Percent Owner. A Participant who owns (or is considered as owning under Code Section 318, as modified by Code
Section 416) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer. Code Subsections 414(b), (c) and (m) shall not apply for purposes of determining ownership in the Employer under this Section.

     1.14  Highly Compensated Employee.

          (a) An employee who performed services for the Employer during the Plan Year and who during the Plan Year or previous Plan Year (1) was at any time during such year a Five Percent Owner; (2) received compensation from the Employer in excess of $75,000 (adjusted as provided under Code Section 414(q)(1); (3) received Compensation from the Employer in excess of $50,000 (adjusted as provided under Code Section 414(q)(1)) and was in the group consisting of the top 20 percent of the active employees of the Employer when ranked on the basis of Compensation during such Plan Year; or (4) was at any time an officer of the Employer and either (A) was the highest paid officer of the Employer during such Plan Year or (B) received Compensation greater than fifty percent of the amount in effect under Code Section 415(b)(1)(A) for such Plan Year, provided, however, that no more than the greater of three employees or ten percent of the employees of the Employer (but in no event to exceed fifty employees) shall be deemed to be officers for this purpose.

          (b) The determination of the number of employees in the top paid group under Subsection (a)(3) above and the number of officers under Subsection (a)(4) above shall exclude employees who (1) have not completed six months of service, (2) normally work less than 17 1/2 hours per week, (3) normally work during not more than six months during any year, (4) have not attained age
21 or (5) are included in a collective bargaining agreement between the Employer and employee representatives if 90% or more of the employees of the Employer are covered under collective bargaining agreements and the Plan covers only those employees who are not covered by such agreements.

          (c) For purposes of those provisions of the Plan which refer to Family Aggregation, any employee of the Employer who is, on any day during a Plan Year, a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant of any employee who during the Plan Year is (1) an active or former employee and a Five Percent Owner or (2) one of the ten Highly Compensated Employees paid the greatest Compensation during the Plan Year, shall not be considered a separate employee, and any Compensation paid to such employee (and any applicable contribution or benefit on behalf of such employee) shall be deemed to have been paid to or on behalf of such Five Percent Owner or Highly Compensated Employee.

          (d)  For purposes of this Section, Subsections (b),
(c), (m), (n), and (o) of Code Section 414 shall first be applied in determining who is an employee of the Employer.

          (e)  An employee who is not described in Subsections
(a)(2), (a)(3) or (a)(4) of this Section for the previous Plan Year shall not be a Highly Compensated Employee with respect to the Plan Year unless such employee is among the one hundred active employees paid the greatest Compensation during such Plan Year.

          (f) For purposes of this Section, an employee shall mean any individual who performs services for the Employer (other than a nonresident alien who received no earned income as defined in Code Section 911(d)(2) from his or her Employer that constituted income from sources within the United States as defined in Code Section 861(a)(3)) and who is either a common law employee or a self-employed individual as defined in Code Section 401(c)(1). Employee shall also include a leased employee under Code Sections 414(o)(2) and 414(n)(2) if such individual is not covered under the Plan.

     1.15  Hour of Service.

          (a) An hour for which an employee is paid or is entitled to payment by the Employer for the performance of duties.

          (b) Hours of Service will be credited for employment with (1) other members of a controlled group of corporations (under Code section 414(b)), a group of trades or businesses under common control (under Code section 414(c)), or an affiliated service group (under Code section 414(m)) of which the Employer is a member and (2) any other employer required to be aggregated with the Employer under Code Section 414(o). Hours of Service will also be credited for any individual considered an employee for purposes of the Plan under Code section 414(n).

     With respect to any employee who would otherwise first be credited with an Hour of Service on or after March 1, 1992 and on or before May 1, 1992, Hours of Service (other than for purposes of Section 1.12 will be credited for employment with Lincoln National Services Administration Corporation.

     1.16  Key Employee.  For any Plan Year, any employee (or the
Beneficiary of any employee) who at any time during such Plan
Year or any of the four preceding Plan Years, is

          (a) an officer of the Employer having an annual Compensation greater than fifty percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year, provided, however, that no more than the greater of three employees or ten percent of the employees of the Employer who have the largest Compensation (but in no event to exceed fifty employees) shall be deemed to be officers for this purpose; or

          (b)  one of the ten employees having annual
Compensation from the Employer of more than the limitation in effect under Code Section 415(c)(1)(A) and owning both more than a 1/2 percent ownership interest and the largest percentage ownership interests in the Employer, provided, however, that if two employees own the same interest in the Employer, the employee having greater compensation shall be treated as owning a larger interest; or

         (c)  a Five Percent Owner; or

         (d) an owner of more than one percent of the outstanding stock of the Employer or stock possessing more than one percent of the total combined voting power of all stock of the Employer having an annual Compensation from the Employer of more than $150,000.

     Ownership in the Employer for purposes of this Section may be either direct or through attribution under Code Section 318, as modified by Code Section 416. Code Subsections 414(b), (c) and (m) shall not apply for purposes of determining ownership in the Employer under this Section, but shall apply for purposes of determining Compensation under this Section.

     1.17 Matching Contribution. A contribution made by the Employer to the Trust under Section 3.3 to partially match Salary
Deferral Contributions.

     1.18 Non-Highly Compensated Employee. For any Plan Year, an employee who is not a Highly Compensated Employee.

     1.19  Non-Key Employee Participant.  For any Plan Year, a
Participant (or the Beneficiary of any Participant) who is not a Key Employee.

     1.20 Normal Retirement Date. The sixtieth (60th) birthday of a Participant.

     1.21 Participant. An employee or former employee of the Employer who has qualified for participation in the Plan and whose Accounts hereunder have not subsequently been liquidated.

    1.22 Period of Severance. A period of time commencing on an employee's Severance from Service Date and ending on the earlier of the date such employee dies or resumes employment with the Employer.

     1.23 Plan. The TakeCare Savings and Retirement Plan set forth in this Trust Agreement.

     1.24  Plan Year.  The calendar year.

     1.25 Qualified Nonelective Contribution. A contribution made by the Employer to the Trust under Section 3.1(c) or 3.3(b).

     1.26 Required Beginning Date. April 1 of the calendar year following the calendar year in which the Participant attains age
70 1/2, provided, however, that for any Participant who (a) attained age 70 1/2 before January 1, 1988 and (b) is not a Five Percent owner at any time during the Plan Year ending with or within the calendar year in which he or she attains age 66 1/2, or in any subsequent Plan year, the Required Beginning Date shall be April
1 of the calendar year following the later of (1) the calendar year in which the Participant attains the 70 1/2, or (2) the calendar year in which the Participant retires, provided, however, that the Required Beginning Date of such a Participant who becomes a Five Percent Owner in a subsequent Plan Year shall be April 1 of the calendar year following the calendar year in which such Plan Year ends.

     1.27 Salary Deferral Contribution. A contribution made by the Employer to the Trust pursuant to a Salary Deferral Agreement under Section 3.1.

     1.28 Service. Subject to Section 7, the period of time commencing on the date an employee first performs an Hour of Service and ending on such employee's Severance from Service
Date, provided, however, that:

          (a) if the employee severs from service by reason of a quit, discharge or retirement and the employee then performs at least one Hour of Service within twelve months of the employee's Severance from Service Date, "Service" shall include the Period of severance; and

          (b) if the employee severs from service by reason of a quit, discharge or retirement during an absence from service of twelve months or less for any reason other than a quit, discharge or retirement and then completes at least one Hour of Service within twelve months of the date on which the employee was first absent from service, "Service" shall include the Period of Severance.

     1.29 Severance from Service Date. Subject to Section 7, the earlier of

          (a) the date on which an employee quits, retires, is discharged or dies, or

          (b) the first anniversary of the first date of a period in which an employee remains absent from Service (with or without pay) with the Employer for any reason other than those described in Subsection (a) (such as vacation, holiday, sickness, disability, leave of absence approved by the Employer or layoff).

     1.30  Trust.  The trust created by this Trust Agreement.

     1.31 Trust Fund. The total of all contributions made and other assets transferred to the Trust, increased by income and other appreciation derived therefrom, and decreased by losses and other depreciations incurred thereon, benefits paid and expenses of the Plan not paid by the Employer.

     1.32 Trustee. Pacific Trust Company and its successor or successors.

     1.33 Valuation Date. The last day of each calendar quarter and such other dates as the Committee may direct.

     1.34 Year of Service. With respect to an employee, a period of twelve months of Service commencing as of the later of
(a) the Effective Date or (b) the date for which the employee is first credited with an Hour of Service where a month of Service shall be credited for each calendar month in which an employee has been credited with at least one Hour of Service.

                            SECTION 2
                          Participation

     2.1  Requirements for Participation.

          (a) Each employee of the Employer is initially eligible to participate in the Plan on his or her Entry Date, provided, however, that he or she is not included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Employer if retirement benefits were the subject of good faith bargaining between the employee representatives and the Employer.

          (b) The Committee shall have discretionary authority to determine the eligibility of employees to participate in the Plan.

     2.2  Continuance of Participation.

          (a) A Participant shall participate in the Plan for each Plan Year during which he or she is not included in a unit of employees described in Section 2.1(a).

          (b) A Participant's participation in the Plan and his or her Salary Deferral Agreement under Section 3.1(a) shall be suspended if he or she does not meet the requirement described in Subsection (a) during a particular Plan Year, provided, however, that the Participant shall again become a Participant as of the date he or she ceases to be included in such a unit of employees described in Section 2.1(a).

          (c) A suspended Participant shall not participate in the allocation under Sections 5.3 and 6.3 of Salary Deferral Contributions, Matching Contributions, Qualified Nonelective Contributions or Forfeitures, but such Participant's accounts in the Trust Fund shall be subject to adjustment for the net income or loss of the Trust Fund under Section 5.4.

     2.3 Participation Upon Re-employment. A former employee who is reemployed by the Employer shall become a Participant in the Plan as of the date of his or her re-employment, but not sooner than his or her Original Entry Date.

                             SECTION 3

      Salary Deferral Contributions, Matching Contributions, and
               Qualified Nonelective Contributions

    3.1  Salary Deferral Contributions.

         (a)  Salary Deferral Agreements.

              (1) Each Participant may enter into a written Salary Deferral Agreement with the Employer to provide for a reduction in his or her Compensation (or a foregoing of an increase in Compensation) that is not currently available to the Participant and to have such amounts contributed to the Plan by the Employer as a Salary Deferral Contribution on behalf of the Participant. The Salary Deferral Agreement shall provide for a Salary Deferral Contribution for a Participant in an amount equal to from 1% to 20% of the Participant's Compensation for a Plan Year.

              (2) A Participant may revoke his or her Salary Deferral Agreement by giving written notice to the Employer prior to the beginning of the first pay period for which such revocation is to become effective in accordance with such rules as the committee may prescribe. If a Participant revokes his or her Salary Deferral Agreement, he or she may not enter into a new Salary Deferral Agreement which is effective prior to the beginning of the calendar quarter following the calendar quarter during which the revocation became effective.

              (3)  A Participant may elect to increase or
decrease the amount of his or her Salary Deferral Contribution as of the beginning of a calendar quarter by giving written notice to the Employer prior to the beginning of the calendar quarter such increase or decrease is to become effective in accordance with such rules as the committee may prescribe.

              (4) The Salary Deferral Agreement of a Participant who has received a hardship distribution pursuant to Section 8.11 or any other Code Section 401(k) qualified cash or deferred arrangement maintained by the Employer shall be suspended for a period of twelve months following the Participant's receipt of the distribution.

          (b)  Salary Deferral Contributions.

               (1) The Salary Deferral Contributions may be provided for by payroll deduction and shall be paid over to the Trustee by the Employer as of the earliest date on which the Salary Deferral Contributions can be reasonably segregated from the Employer's general assets, but in no event later than 90 days from the date they would otherwise have been paid to the Participant.

               (2)  The Committee shall have discretionary
authority to establish uniform and nondiscriminatory rules, and from time to time to modify, change or interpret such rules, governing the manner and method by which Salary Deferral contributions may be made, changed or discontinued.

          (c)  Actual Deferral Percentage Tests.  Subject to
Section 3.4, if the Salary Deferral Contributions made for any Plan Year would cause the Plan to fail to meet the nondiscrimination requirements of Code Section 401(k)(3) under either of the following Actual Deferral Percentage Tests:

               (1)  The Actual Deferral Percentage Highly
Compensated Employees eligible to make Salary Deferral
Contributions is not more than the Actual Deferral Percentage for all Non-Highly Compensated Employees eligible to make Salary
Deferral Contributions multiplied by 1.25; or

               (2) The excess of the Actual Deferral Percentage for the group of Highly Compensated Employees eligible to make Salary Deferral Contributions over that of all Non-Highly Compensated Employees eligible to make Salary Deferral Contributions is not more than 2 percentage points and the Actual Deferral Percentage for such Highly Compensated Employees is not more than the Actual Deferral Percentage of all such Non-Highly Compensated Employees multiplied by 2.0; then the Committee shall report such failure to the Employer, which at its discretion shall take any one or more of the following actions as is necessary to enable the Plan to satisfy either Actual Deferral Percentage Test:

                    (A)  Direct the Committee to reduce the
Salary Deferral Contributions of the Highly Compensated Employees for the remainder of the Plan Year,

                    (B)  Direct the Committee to distribute
(without regard to Section 8 including any requirement therein for Participant or spousal consent) the Excess Salary Deferral Contributions of the Highly Compensated Employees, and income allocable thereto (which shall be designated as such by the Committee) to the Highly Compensated Employees after the end of the Plan Year but no later than two and one-half months following the last day of the Plan Year,

                    (C)  Make a Qualified Nonelective
Contribution to the Plan, or

                    (D)  Take such other action as shall be
permitted by Treasury Regulations.

          (d)  Calculation of Actual Deferral Percentage.

               (1) The Actual Deferral Percentage for a group of employees for a Plan Year shall be the average of such employees, Actual Deferral Ratios (calculated separately to the nearest hundredth of a percentage point for each employee).

               (2) The Actual Deferral Ratio of a Non-Highly Compensated Employee for a Plan Year shall be the amount of the employee's Salary Deferral Contributions paid to the Plan (and, to the extent permitted by Treasury Regulations, the amount allocated to the employee's Qualified Nonelective Contribution Account) for the Plan Year, divided by the employee's Compensation for the Plan Year.

               (3)  The Actual Deferral Ratio of a Highly
Compensated Employee for a Plan Year shall be the sum of

                    (A)  the employee's Salary Deferral
Contributions paid to the Plan for the Plan Year, plus

                    (B)  the employee's elective contributions
and amounts treated as elective contributions under all other cash or deferred arrangements maintained by the Employer (other than a plan which may not be taken into account under Treasury Regulations Section 1.40(k)-1(g)(1)(ii)(B)) for the Plan Year (or, in the case of a cash or deferred arrangement which is part of a plan, the plan year for such plan which ends with or within the Plan Year), divided by the employee's Compensation for the Plan Year.

               (4) Salary Deferral Contributions paid, to the Trust for the Plan Year (A) by Non-Highly Compensated Employees which constitute Excess Deferrals under Section 3.2, or (B) which have been distributed to the Participant pursuant to Section 5.5(d)(1) shall not be taken into account for purposes of this Subsection (d).

          (e)  Family Aggregation Rules.

               (1) If a Highly Compensated Employee eligible to make Salary Deferral Contributions is subject to Family Aggregation under Section 1.14, the combined Actual Deferral Ratio for the family group (which is treated as one Highly Compensated Employee) shall be determined by combining the Salary Deferral Contributions, contributions described in Subsection
(d)(3)(B) and Compensation of all the family members eligible to make Salary Deferral Contributions.

               (2)  The Salary Deferral Contributions and
Compensation of all members of such a family group of a Highly
Compensated Employee shall be disregarded in determining the Actual Deferral Percentage for the group of Non-Highly
Compensated Employees.

               (3) If an employee is required to be aggregated as a member of more than one family group under the Plan, all employees eligible to make Salary Deferral Contributions who are members of such family groups shall be aggregated as one family group under this Subsection (e).

          (f)  Calculation of Excess Salary Deferral
Contributions for Highly Compensated Employees.

               (1) The Excess Salary Deferral Contribution for a Highly Compensated Employee for a Plan Year is to be determined by reducing the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio to the extent required to either:

                    (A)  Satisfy either Actual Deferral
Percentage Test, or

                    (B)  Cause such Highly Compensated Employee's
Actual Deferral Ratio to equal the Actual Deferral Ratio of the
Highly Compensated Employee with the next highest Actual Deferral
Ratio.

                    Such reduction shall be repeated until either
Actual Deferral Percentage Test is satisfied.

               (2) The Excess Salary Deferral Contribution for any Highly Compensated Employee shall be the Salary Deferral contributions on behalf of such employee (determined prior to the application of this Subsection (f)) less the amount determined by multiplying such employee's Actual Deferral Ratio (determined after application of this Subsection (f)) by such employee's Compensation used in determining such ratio.

               (3) The Excess Salary Deferral Contribution for any Highly Compensated Employee shall in no event exceed the amount of the Salary Deferral Contribution for such employee in a Plan Year.

               (4) The amount of the Excess Salary Deferral contribution for any Highly Compensated Employee to be distributed under Subsection (c) for a Plan Year shall be reduced by any Excess Deferrals previously distributed to the Highly Compensated Employee under Section 3.2 for his or her taxable year ending with or within the Plan Year.

               (5) In the case of a Highly Compensated Employee whose Actual Deferral Ratio is determined under the Family Aggregation rules of Subsection (e), the Actual Deferral Ratio of the Highly Compensated Employee shall be reduced in accordance with this Subsection (f) and the Excess Salary Deferral Contributions for the family unit shall be allocated among the family members in proportion to the Salary Deferral Contributions of each of the family members that have been combined to determine the Actual Deferral Ratio.

          (g)  Calculation of Income Allocable to Excess Salary
Deferral Contributions.

               The income allocable to the Excess Salary Deferral Contribution of a Highly Compensated Employee shall be the gain or loss for the Plan Year determined with respect to the Excess Salary Deferral Contribution under the method provided in Section 5.4(b).

     3.2  Limitations on Salary Deferral Contributions.

           (a) (1) The amount of Salary Deferral contributions and any other elective deferrals as defined in Code Section 402(g)(3) for any participant made under the Plan and all other plans maintained by the Employer shall not exceed $7,000 (or such other amount as may be established under Code Section 402(g)(5)) for the Participant's taxable year, disregarding amounts which have been distributed to the Participant pursuant to Section 5.5(d)(1) or Treasury Regulations Section 1.415-6(b)(6)(iv).

               (2) If during a Participant's preceding taxable year the Participant received a hardship distribution, within the meaning of Code Section 401(k)(2)(B)(i)(IV), under Section 8.11 or any other plan maintained by the Employer, the amount determined under Subsection (a)(1) shall be reduced by the amount of the salary Deferral Contributions and any other elective deferrals as defined in Code Section 402(g)(3) for the Participant during his or her preceding taxable year under the Plan and all other plans maintained by the Employer.

           (b) Notwithstanding any other provision in this Trust Agreement, Salary Deferral Contributions for a Participant in excess of the limitation in Section 3.2(a) for the Participant's taxable year, taking into account any other elective deferrals as defined in Code Section 402(g)(3) made on behalf of the Participant for such taxable year, ("Excess Deferrals") and any income allocable to such Excess Deferrals, shall be distributed to the Participant no later than the April 15 following the close of such taxable year in accordance with any written notification of Excess Deferrals received by the Plan that is submitted to the Committee by the Participant on or before the March 1 following the close of such taxable year. The Participant shall be deemed to have submitted such a written notification requesting a distribution to the extent of any Excess Deferrals for the Participant for a taxable year, taking into account only Salary Deferral Contributions and any other elective deferrals as defined in Code Section 402(g)(3) for the Participant under the Plan and all other plans maintained by the Employer.

           (c) The income allocable to the Excess Deferrals of a Participant shall be determined in a similar manner as is provided in Section 3.1(g) but shall be based on the taxable year of the Participant.

           (d) The amount of Excess Deferrals to be distributed under this Section 3.2 to a Participant for a taxable year shall be reduced by any Excess Salary Deferral contributions previously distributed to such Participant for the Plan Year beginning with or within such taxable year.

           (e) The corrective distribution of Excess Deferrals to a Participant under this Section 3.2 for a taxable year shall in no event exceed the amount of his or her Salary Deferral
Contributions for such taxable year.

     3.3   Matching Contributions.

           (a) Amount of Matching Contributions.

               (1) For each Plan Year and, subject to Sections 3.1(c), 3.3(b) and 3.5(c), the Employer shall make Matching Contributions to the Trust for a Participant equal to 35% of the amount of Compensation which the Participant has deferred pursuant to a Salary Deferral Agreement for the Plan Year, provided, however, that the total Matching Contributions for a Participant (exclusive of any additional Matching Contributions under Sections 3.3(b)(2)(B) or 6.3(d)(5)) for a Plan Year shall not exceed $2,000.

               (2) If (A) the Salary Deferral Contribution of a, Participant for a Plan Year is reduced under Sections 3.1(c), 3.2(b), 3.4 or 5.5(d)(1), and (B) the maximum amount of the Matching Contributions for the Participant, as determined before the reduction, is in excess of the maximum amount of the Matching Contribution for the Participant, as determined after the reduction, then an amount equal to such excess and income allocable thereto (which shall be designated as such by the Committee) shall be deducted from the Matching Contributions allocated to the Matching Contribution Account of the Participant for such Plan Year under Section 5.3 and shall be treated as a forfeiture to be allocated in accordance with Section 6.3.

               (3) The income allocable to the amount deducted under Paragraph (2) shall be determined in a similar manner as is provided in Section 3.1(g).

           (b) Actual Contribution Percentage Tests.  Subject to
Section 3.4, if the Matching Contributions made for any Plan Year for a Participant would cause the Plan to fail to meet the nondiscrimination requirements of Code Section 401(m) under either of the following Actual Contribution Percentage Tests.

               (1) The Actual Contribution Percentage for the group of Highly Compensated Employees eligible to make Salary Deferral Contributions is not more than the Actual Contribution Percentage for all Non-Highly Compensated Employees eligible to make Salary Deferral Contributions multiplied by 1.25; or

               (2)  The excess of the Actual Contribution
Percentage for the group of Highly Compensated Employees eligible to make Salary Deferral Contributions over that of all Non-Highly Compensated Employees eligible to make Salary Deferral Contributions is not more than 2 percentage points and the Actual Contribution Percentage for such Highly Compensated Employees is not more than the Actual Contribution Percentage of all such Non-Highly Compensated Employees multiplied by 2.0, then the Committee shall report such failure to the Employer, which at its discretion shall take any one or more of the following actions as is necessary to enable the Plan to satisfy either Actual Contribution Percentage Test:

                    (A)  Direct the Committee to (i) distribute
(without regard to Section 8, including any requirement therein for Participant or spousal consent) the vested portion of Excess Matching Contributions of the Highly Compensated Employees and income allocable thereto (which shall be designated as such by the committee) to the Highly Compensated Employees after the end of the Plan Year but no later than two and one-half months following the last day of the Plan Year and (ii) treat the non-vested portion of the Excess Matching Contributions of the Highly Compensated Employees and income allocable thereto (which shall be designated as such by the Committee) as a forfeiture to be allocated in accordance with Section 6.3 after the end of the Plan Year but no later than two and one-half months following the last day of the Plan Year,

                    (B)  Increase as necessary the Matching
contributions for Non-Highly Compensated Employees,

                    (C)  Make a Qualified Nonelective
Contribution to the Plan, or

                    (D)  Take such other action as shall be
permitted by Treasury Regulations.

           (c) Calculation of Actual Contribution Percentage.

               (1) The Actual Contribution Percentage for a group of employees for a Plan Year shall be the average of the Actual Contribution Ratios (calculated separately to the nearest hundredth of a percentage point for each employee).

               (2) The Actual Contribution Ratio of a Non-Highly Compensated Employee for a Plan Year shall be the amount of the Matching Contributions paid to the Plan on behalf of such employee (and, to the extent permitted by Treasury Regulations, the amount of the Salary Deferral Contributions and Qualified Nonelective Contributions allocated to the Accounts of such employee under Section 5.3) for the Plan Year, divided by the employee's Compensation for the Plan Year.

               (3)  The Actual Contribution Ratio of a Highly
Compensated Employee shall be the sum of

                    (A)  the Matching Contributions paid to the
Plan on behalf of such employee (and, to the extent permitted or required by Treasury Regulations, the amount of the Salary
Deferral Contributions allocated to the Accounts of such employee under Section 5.3) for the Plan Year and

                    (B)  any matching contributions paid by the
Employer to any other plan maintained by the Employer (other than a plan which may not be taken into account under Treasury Regulations Section 1.401(m)-1(f)(1)(ii)) on behalf of such employee during the Plan Year which ends with or within the Plan Year, divided by the employee's Compensation for the Plan Year.

               (4) Matching Contributions paid to the Plan on behalf of an employee which have been treated as a forfeiture under Subsection (a)(2) shall not be taken into account for purposes of this Subsection (c).

           (d) Family Aggregation Rules.

               (1) If a Highly Compensated Employee eligible to make Salary Deferral Contributions is subject to Family Aggregation under Section 1.14, the combined Actual Contribution Ratio for the family group (which is treated as one Highly compensated Employee) shall be determined by combining the Matching Contributions, contributions described in Subsection
(c)(3)(B), and Compensation of all the family members eligible to make Salary Deferral Contributions.

               (2) The Matching Contributions, Salary Deferral Contributions, Qualified Nonelective Contributions and Compensation of all members of such a family group of a Highly Compensated Employee shall be disregarded in determining the Actual Contribution Percentage for the group of Non-Highly Compensated Employees.

               (3) If an employee is required to be aggregated as a member of more than one family group under the Plan, all employees eligible to make Salary Deferral Contributions who are members of such family groups shall be aggregated as one family group under this Subsection (d).

           (e) Calculation of Excess Matching Contributions for
Highly Compensated Employees.

               (1) The Excess Matching Contribution for a Highly Compensated Employee for a Plan Year is to be determined by reducing the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio to the extent required to either

                    (A)  Satisfy either Actual Contribution
Percentage Test, or

                    (B)  Cause such Highly Compensated Employees
Actual Contribution Ratio to equal the Contribution Ratio of the Highly Compensated Employee with the next highest Actual
Contribution Ratio.

                    Such reduction shall be repeated until either
Actual Contribution Percentage Test is satisfied.

               (2) The Excess Matching Contribution for any Highly Compensated Employee shall be the Matching Contributions on behalf of such employee (determined prior to the application of this Subsection (e)) less the amount determined by multiplying such employee's Actual Contribution Ratio (determined after application of this Subsection (e)) by such employees Compensation used in determining such ratio.

               (3)  The Excess Matching Contribution for a Highly
Compensated Employee shall in no event exceed the amount of the Matching Contributions for such employee in a Plan Year.

               (4) In the case of a Highly Compensated Employee whose Actual Contribution Ratio is determined under the Family Aggregation rules of Subsection (d), the Actual Contribution Ratio of the Highly Compensated Employee shall be reduced in accordance with this Subsection (e) and the Excess Matching Contributions for the family unit shall be allocated among the family members in proportion to the Matching Contributions of each of the family members that have been combined to determine the Actual Contribution Ratio.

           (f) Calculation of Income Allocable to Excess Matching
Contributions.  The income allocable to the Excess Matching
Contribution of a Highly Compensated Employee shall be determined in a similar manner as is provided under Section 3.1(g).

     3.4   Limitation on Multiple Use of Deferrals.

           (a) In the event that

               (1) one or more Highly Compensated Employees are eligible to make Salary Deferral Contributions; and

               (2) the sum of the Actual Deferral Percentages and Actual Contribution Percentages for Highly Compensated Employees eligible to make Salary Deferral Contributions for a Plan Year would exceed the aggregate limit of the greater of:

                    (A)  the sum of:

                    (i)  125 percent of the greater of:

                         (I)  the Actual Deferral Percentage of
the Non-Highly Compensated Employees eligible to make Salary
Deferral Contributions for the Plan Year, or

                         (II) the Actual Contribution Percentage
of the Non-Highly Compensated Employees eligible to make Salary
Deferral Contributions for the Plan Year, and

                    (ii) Two plus the lesser of (I) or (II) above
(in no event to exceed 200 percent of the lesser of (I) or (II) above), or

                    (B)  the sum of:

                    (i)  125 percent of the lesser of:

                         (I)  the Actual Deferral Percentage of
the Non-Highly Compensated Employees eligible to make Salary
Deferral Contributions for the Plan Year, or

                         (II) the Actual Contribution Percentage
of the Non-Highly Compensated Employees eligible to make Salary
Deferral Contributions for the Plan Year, and

                    (ii) Two plus the greater of (I) or (II) above (in no event to exceed 200 percent of the greater of (I) or (II) above); and

               (3)  the Actual Deferral Percentage of the Highly
Compensated Employees eligible to make Salary Deferral
Contributions exceeds the amount determined under Section
3.1(c)(1); and

               (4) the Actual Contribution Percentage of the Highly Compensated Employees eligible to make Salary Deferral Contributions exceeds the amount determined under Section 3.3(b)(1), then the Committee shall report such excess to the Employer, which at its discretion shall take one of the following actions as is necessary to eliminate the excess:

                    (A)  Direct the Committee to reduce the
Actual Deferral Percentage of the group of Highly Compensated
Employees in the manner described in Section 3.1(c)(2)(B),

                    (B)  Direct the Committee to reduce the
Actual Contribution Percentage of the group of Highly Compensated
Employees in the manner described in Section 3.3(b)(2)(A), or

                    (C)  Make a Qualified Nonelective
Contribution to the Plan.

                    A reduction under Subparagraph (A) shall be calculated and treated as an Excess Salary Deferral Contribution under Section 3.1(f). A reduction under Subparagraph (B) shall be calculated and treated as an Excess Matching Contribution under Section 3.2(e).

           (b) For purposes of this Section, the Actual Deferral Percentage and the Actual Contribution Percentage of the group of Highly Compensated Employees shall be determined after any corrective distribution of Excess Salary Deferral contributions under Section 3.1(c)(2)(A), Excess Deferrals under Section 3.2 and Excess Matching Contributions under Section 3.3(c)(2)(A).

     3.5   Payment of Contributions.

           (a) Salary Deferral Contributions for a Plan Year shall be paid to the Trustee not later than two and one-half months after such Plan Year, subject to Section 3.2(b)(1).

           (b) Matching Contributions and Qualified Nonelective
Contributions for a Plan Year shall be paid to the Trustee no later than the earlier of

               (1) the last day for the filing of the Employer's federal income tax return for said Plan Year, including extensions actually granted, or

               (2)  twelve months after the close of the Plan
Year.

           (c) The total amount of Salary Deferral Contributions, Matching Contributions and Qualified Nonelective Contributions for a Plan Year shall not be greater than the amount that may be deducted under Code Section 404(a) in computing the Employer's federal income taxes.

           (d) The Trustee shall be under no duty to compute any amount due from the Employer or to take any steps to collect the same.

                           SECTION 4
                     Rollover Contributions
                              and
                     Plan to Plan Transfers

     4.1   Rollover Contributions.

           (a) The Committee may direct the Trustee to receive and hold for the benefit of a Participant a Rollover Contribution from a qualified plan (which direction shall be exercised in a nondiscriminatory manner) as described in Code Sections 402(a)(5) or from an individual retirement account as described in Code
Section 408(d)(3), provided, that the Participant certifies to the Trustee and the Committee that the transfer does so qualify as a Rollover Contribution.

           (b) The Trustee shall hold the assets received as a Rollover Account of the Participant in the Plan. The assets of a Rollover Account may be commingled for the purpose of investment with other contributions and other assets of the Trust Fund held for the benefit of the contributing Participant. A Rollover Account shall be subject to the provisions of this Trust Agreement concerning investment, administration and distribution.

           (c) If at any time it is determined that any assets transferred or received under the provisions of this Section do not so qualify as a Rollover Contribution, then the Trustee shall promptly transfer to the Participant the amount in such Participant's Rollover Account.

     4.2 Plan to Plan Transfers of Assets. Upon the written request of a Participant entitled to a distribution hereunder, the Trustee shall transfer the account balance or balances hereunder of such Participant directly to another plan qualified under Code Section 401(a). Neither the Committee nor the Trustee shall have any duty to determine if any such transfer is proper under the provisions of the Code or the other plan.

                             SECTION 5
                Allocations of Contributions and Income

     5.1   Separate Accounts in Trust Fund.

           (a) No Participant or Beneficiary shall have any rights or interest in any specific assets in the Trust Fund except as expressly set forth in this Trust Agreement.

           (b) If a Participant enters into a Salary Deferral
Agreement with the Employer and a Salary Deferral Contribution is made to the Plan on behalf of the Participant, the Committee shall establish a separate Salary Deferral Account for the Participant.

           (c) If a Matching Contribution is made to the Plan on behalf of a Participant, the Committee shall establish a separate
Matching Contribution Account for the Participant.

           (d) If a Qualified Nonelective Contribution is made to the Plan, the Committee shall establish a separate Qualified Nonelective Contribution Account for each Participant entitled to receive an allocation of the Qualified Nonelective Contribution under Section 5.3(a).

           (e) The Committee shall establish a separate Rollover
Account for each Participant for whose benefit assets have been transferred to the Trust in accordance with Section 4.1.

           (f) The creation of more than one Account for an individual Participant is primarily for accounting purposes and does not require a segregation of assets or funds to each such Account of a Participant.

     5.2 Duty of Employer. The Employer shall certify to the Committee the amount of Salary Deferral Contributions, Matching Contributions and Qualified Nonelective Contributions for each Plan Year and the amount of Compensation for said Plan Year of each employee who was eligible to participate in the Plan during the Plan Year.

     5.3   Allocation of Salary Deferral Contributions, Matching
Contributions, and Qualified Nonelective Contributions.

           (a) Subject to the limitation in Section 5.5, the Committee shall:

               (1) As of the end of each pay period, allocate to the Salary Deferral Account of each Participant the amount of the Salary Deferral Contribution, if any, made on behalf of the Participant,

               (2) As of the end of each pay period, allocate to the Matching Contribution Account of each Participant the amount of the Matching Contribution, if any, made on behalf of the Participant, and

               (3) As of the end of each Plan Year, allocate the Qualified Nonelective Contribution, if any, for such Plan Year to the Qualified Nonelective Contribution Accounts of Non-Highly Compensated Employee Participants for whom Salary Deferral contributions were made during the Plan Year in proportion to the compensation of each such Participant for the Plan Year.

     5.4   Determination and Allocation of Income.

           (a) As of each Valuation Date, and prior to the allocation provided for in Section 5.3, the Trustee shall determine the fair market value of the Trust Fund. The Trustee shall notify the Committee of its determination of the net appreciation or depreciation in the fair market value of the Trust Fund since the last preceding Valuation Date and the amount of the net income or loss of the Trust Fund during such period.

           (b) The Committee shall determine and allocate to each Account, including Participant's Forfeiture Accounts under
Section 6.3 (but not including a Limitation Suspense Account under Section 5.5), the net appreciation or depreciation and net income or loss in proportion to the amount in such Account prior to such allocation.

           (c) To the extent an Account has been invested in accordance with the directions of the Participant or Beneficiary under Sections 8.7 or 9.4, the Committee shall determine and allocate to the Account the net appreciation or depreciation and net income or loss of the investments held for such Account.

           (d) The portion of a Participant's Forfeiture Account which has been forfeited pursuant to the provisions of Section 6 shall not be considered in such an allocation for the period in which the forfeiture was incurred.

           (e) For the purposes of such allocation, the amount in each Participant's Salary Deferral Account and Matching Contribution Account prior to such allocation shall be reduced by the Committee in an equitable manner to reflect the amount of the contributions to each such Account which have been made during the period ending on said Valuation Date in order to give effect to the shorter period that such contributions have contributed to the operating results of the Trust Fund.

           (f) Each Account shall be adjusted for such allocation of income or loss and appreciation or depreciation.

     5.5   Limitation on Allocations.

           (a) The maximum annual additions to a Participant's Accounts in the Plan and in any other defined contribution plans of the Employer for any Plan Year shall not exceed the lesser of
(1) $30,000 (or if greater, one-quarter of the dollar limitation in effect under Code Section 415(b)(1)(A)) or (2) 25% of the Participant's Compensation (as defined under Code Section 415 which excludes amounts deferred under a Code Section 401(k) qualified cash or deferred arrangement and elective contributions under a Code Section 125 cafeteria plan) for such Plan Year.

           (b) For the purposes of this Section, annual additions means the sum for any year of (1) the Participant's portion of the Salary Deferral Contributions, Matching Contributions, Qualified Nonelective Contributions and Employer contributions allocated to his or her Accounts in such plans (but not including any Excess Deferrals distributed to the Participant under Section 3.2(b)), (2) his or her Participant's contributions to such plans, if any, (3) forfeitures allocated to his or her Accounts, if any, (4) contributions allocated to the Participant's individual medical benefit account, as defined in Code Section 415(1)(2), which is part of a pension or annuity plan maintained by the Employer, and (5) amounts which are attributable to post-retirement medical benefits allocated under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer to the separate account of a Participant who at any time during the Plan Year or any preceding Plan Year was a Key Employee.

           (c) The Limitation Year of the Plan for the purpose of determining Compensation and annual additions is the Plan Year.

           (d) In the event that (as a result of the allocations of forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made by a Participant under Code Section 415 or other situations which the Internal Revenue Service finds applicable) the annual additions to a Participant's Accounts in the Plan and in any other defined contribution plans of the Employer for any Plan Year would exceed the limitations set forth in this Section, then:
               (1)  Salary Deferral Contributions of the
Participant for such Plan Year shall be distributed to the Participant to the extent such excess amount would be reduced;

               (2) any remaining excess amount shall be held unallocated in a Limitation Suspense Account for reallocation to the Accounts of the Participant and shall be used to reduce the Matching Contributions and Qualified Nonelective Contributions for the next Limitation Year (and succeeding Limitation Years as necessary) which would otherwise be allocated on behalf of that Participant if he or she satisfies the requirements for continued participation under Section 2.2 as of the end of the next Limitation Year (or any succeeding Limitation Year as may be applicable);

               (3)  if the Participant does not satisfy the
requirements for continued participation under Section 2.2 as of the end of the next Limitation Year (or any succeeding Limitation Year as may be applicable), then such excess amounts derived from the Matching Contributions and Qualified Nonelective Contributions shall be held unallocated in a Limitation Suspense Account for reallocation to the Accounts of all of the Participants in the Plan (subject to the limitations of this Section) during each succeeding Limitation Year until the amounts in such Limitation Suspense Account are exhausted, and no Salary Deferral Contributions, Matching Contributions or Qualified Nonelective Contributions which would constitute an annual addition shall be made to the Plan while such amount in the Limitation Suspense Account cannot be allocated under this Section. Such excess amounts shall be used to reduce the Matching Contributions and Qualified Nonelective Contributions for the next Limitation Year (and succeeding Limitation Years as necessary) for all Participants in the Plan;

               (4) a Limitation Suspense Account shall not share in gains or losses of the Trust Fund under Section 5.4.
Unallocated excess amounts shall not be distributed to Participants or former Participants. Upon termination of the Plan, amounts held in the Limitation Suspense Account shall be paid to the Employer.

                             SECTION 6
                              Vesting

     6.1 Effect of Allocation. Allocations to the Matching Contribution Account of a Participant under Section 5 shall not vest any right or title to any part of the Trust Fund in such, Participant. The interest of Participants in their Salary Deferral Accounts, Qualified Nonelective Contribution Accounts, and Rollover Accounts, shall be fully vested at all times, subject to Sections 3.1, 3.2, 3.4, 5.5, 14.4 and 14.8.

     6.2   Vesting Requirements for Matching Contribution
Accounts.

           (a) Subject to Sections 3.2, 3.4 and 15.3, when a Participant has completed three Years of Service, 20% of the amount then allocated to the Participant's Matching Contribution Account shall become vested and nonforfeitable. At the end of each of the next four Years of Service, an additional 20% of the amounts then allocated to said Account shall become vested and nonforfeitable, so that after seven Years of Service the full amounts allocated to said Account shall become vested and nonforfeitable.

           (b) A Year of Service for the purpose of vesting shall mean a Year of Service under Section 1.34.

           (c) Upon the death of a Participant or termination of employment upon attainment of Normal Retirement Date or Early Retirement Date by a Participant, the full amount allocated to his or her Matching Contribution Account shall become vested and nonforfeitable. Upon the termination of employment of a Participant due to permanent Disability, the full amount allocated to his or her Matching Contribution Account shall become vested and nonforfeitable as an accident and health benefit without regard to the Participant's age or Years of Service.

           (d) Subject to Section 6.3(c), when a Participant incurs 5 consecutive one-year Breaks in Service, following termination of his or her employment by the Employer for any reason except retirement at or after Normal Retirement Date or Early Retirement Date, Disability or death, a Participant's non-vested interest in his or her Matching Contribution Account shall be forfeited under Section 6.3.

           (e) In the case of a Participant who has 5 or more consecutive one-year Breaks in Service, all Years of Service after such Breaks in Service will be disregarded for the purpose of determining the Participant's vested interest in benefits accrued before such Breaks in Service. Such Participant's pre-break service will count in determining the Participant's vested interest in benefits accrued after such Breaks in Service only if either:

               (1) Such Participant has any vested interest in his or her or Matching Contribution Account at the time of his or her Severance from Service Date; or

               (2)  Upon returning to Service the number of
consecutive one-year Breaks in Service is less than the number of Years of Service, provided, that such number of Years of Service shall not include any Years of Service disregarded under this provision because of prior Breaks in Service. Separate accounts will be maintained for the Participant's pre-break and post-break Matching Contribution Accounts. In the case of a Participant who does not have 5 consecutive one-year Breaks in service, both the pre-break and post-break Service will count in determining the Participant's vested interest in benefits accrued before or after the Breaks in Service.

           (f) In the case of any Participant who has incurred a one-year Break in Service, Years of Service before such break will not be taken into account until the Participant has completed a Year of Service after such Break in Service.

           (g) A Participant's Years of Service before age 18 shall be disregarded in determining his or her vested interest.

     6.3   Forfeitures.

           (a) Upon the termination of employment of a Participant by the Employer for any reason except retirement at or after Normal Retirement Date or Early Retirement Date, Disability or death, the nonvested portion of such Participant's Matching Contribution Account shall be maintained as a separate Account, called his or her Participant's Forfeiture Account. Subject to Subsection (c), once a Participant has 5 consecutive one-year Breaks in Service, the Participant's Forfeiture Account shall be closed and the balance in said Account shall be forfeited.

           (b) If a terminated Participant who is reemployed before he or she has incurred 5 consecutive one-year Breaks in Service received no distribution from his or her Account between the termination of such Participant's employment and his or her reemployment, the balance in his or her Participant's Forfeiture Account shall be reallocated to the Participant's Matching Contribution Account. If a distribution of less than the Participant's vested interest in his or her Matching Contribution Account is made to a Participant from that Plan before the Participant is 100 percent vested and the Participant has not incurred 5 consecutive one-year Breaks in Service prior to re-employment of the Participant by the Employer, his or her Participant's Forfeiture Account attributable to amounts contributed prior to such distribution shall be maintained as a separate Account of the Participant and shall be subject to a special rule for the purpose of determining vested interest. The vested portion of such Account shall be an amount ("X") determined by the formula: X = P (AB + (R x D)) - (R x D). For purpose of applying the formula, P is the vested percentage at the time of determination; AB is the account balance at that time; D is the amount of the prior distribution; and R is the ratio of the account balance at the time of determination to the account balance after the prior distribution.

           (c) (1) If a distribution is made to a terminated Participant of the entire vested interest in his or her Matching Contribution Account, the Participant's Forfeiture Account shall be closed as of the end of Plan Year in which the distribution was made, and the balance of the Participant's Forfeiture Account shall then be forfeited, provided, however, that if the Participant is subsequently re-employed by the Employer, the Participant's Forfeiture Account shall be restored, unadjusted for gains or losses, if the Participant repays the full amount Of such distribution on or before the earlier of (A) five (5) years after the first date on which the Participant is subsequently re-employed by the Employer or (B) the close of the first period of five (5) consecutive one-year Breaks in Service commencing after the distribution. Restoration shall be made first from Plan forfeitures and, if forfeitures are insufficient, the Employer shall make an additional contribution in such amount as is necessary for such restoration.

               (2)  For purposes of Subsection (c)(1), a
Participant who has no vested interest in his or her Matching Contribution Account upon termination of employment with the Employer, shall be deemed to have received a distribution of his or her entire vested interest in such Account upon termination and shall be deemed to have repaid the full amount of his or her distribution upon re-employment by the Employer.

           (d) The forfeited interests for a Plan Year shall be applied as follows:

               (1)  First, to restore the Accounts of
Participants and Beneficiaries under Sections 6.3(c) and 6.5 to the extent necessary;

               (2) Second, to reduce and be allocated as part of the Matching Contributions for the Plan Year to the extent necessary;

               (3) Third, to reduce and be allocated as part of the Qualified Nonelective Contribution for the Plan Year to the extent necessary;

               (4) Fourth, to reduce and be allocated as part of the Top-Heavy Minimum Contribution under Section 15.2 to the extent necessary; and

               (5) Fifth, to reduce and be allocated as part of future Matching Contributions, provided, however, that any amounts which have been forfeited under Section 3.3(b)(2)(A)(ii) shall instead be allocated as additional Matching Contributions to Non-Highly Compensated Employee Participants for whom Salary Deferral Contributions were made during the Plan Year in proportion to their Salary Deferral Contributions for the Plan Year.

     6.4 Determination of Vested Interests. When the employment of a Participant by the Employer terminates, the Committee shall have discretionary authority to determine the vested interest of such Participant in his or her Matching Contribution Account and shall so advise the Trustee. Thereafter, the vested interest of the Participant shall be distributed or retained as provided in Section 8.

     6.5 Lost Participants. If a Participant's vested Account becomes payable to the Participant, or, if applicable, to his or her Beneficiary (including a surviving spouse or heirs at law under Section 8.6), and the Committee is unable to find the Participant or his or her Beneficiary after making reasonable efforts to locate the Participant or Beneficiary, then the vested portion of such Account shall be forfeited under Section 6.3 when the Participant incurs a Break in Service or at such later date as the Committee may decide. If the Participant or his or her Beneficiary later presents a valid claim for benefits, the Committee shall cause the vested account to be restored, first from Plan forfeitures and then from Employer contributions.

                             SECTION 7
                             Service

     7.1   Absence for Maternity or Paternity Reasons.

           (a) In the case of a Participant who is absent from work for maternity or paternity reasons,

               (1) the period from the first day of such absence to the first anniversary thereof shall constitute Service;

               (2) the Severance from Service Date shall be the second anniversary of the first day of such absence; and

               (3) the period between the first anniversary and the second anniversary of the first day of such absence shall constitute neither Service nor a Period of Severance.

           (b) For purposes of Subsection (a), an absence from work for maternity or paternity reasons means an absence

               (1)  by reason of the pregnancy of the
Participant;

               (2)  by reason of a birth of a child of the
Participant;

               (3) by reason of the placement of a child with the Participant in connection with the adoption of such child by the Participant; or

               (4) for purposes of caring for such child for a period beginning immediately after such birth or placement.

           (c) No credit for Service shall be given under Subsection (a) unless the Participant furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence from work is for such a pregnancy or placement and the number of days for which there was such an absence.

                          SECTION 8
                   Distribution of Benefits

     8.1   Beneficiary.

           (a) The spouse of a Participant shall be the Beneficiary of the Participant's interests in the Plan in the event of such Participant's death, unless the spouse consents otherwise in writing. The spouse's written consent shall acknowledge the effect of the consent and shall be witnessed by a representative of the Plan designated by the Employer or a notary public. If a Participant does not have a spouse or if his or her spouse has validly consented to the designation of a different Beneficiary, the Participant shall designate a Beneficiary (or Beneficiaries) in a writing filed with the Committee.

           (b) A Beneficiary or Beneficiaries may be changed from time to time by written notice to the Committee, provided, however, that if a Participant's spouse has consented under this Section to the designation of a Beneficiary other than the spouse, the Participant may not designate a different Beneficiary without the consent of the spouse in accordance with this Section. Any consent by a spouse to the designation of a Beneficiary other than the spouse must acknowledge the specific Beneficiary designated, including any class of Beneficiaries or any contingent Beneficiaries. A spouse who has consented to such a designation by a Participant shall have no right to revoke such consent without the written consent of the Participant to such revocation.

           (c) In the absence of a valid designation of a Beneficiary, the balance of the participant's Accounts shall be paid to the spouse of the Participant or, if the Participant does not have a surviving spouse, the sum shall be paid to those persons entitled to succeed to the separate property of the Participant under the laws of the state of the Participant's residence then in effect as if the Participant died intestate.
In the absence of the designation by the Participant of a method of payment to the Beneficiary, payments may be made in such form and in such manner as the Beneficiary or other person entitled to receive said sum shall determine.

     8.2   Early Retirement or Normal Retirement.

           (a) The distribution of the interest of a Participant in the Plan shall normally commence as of the earlier of the Participant's Early Retirement Date or Normal Retirement Date.

           (b) If a Participant continues in the employ of the Employer past the earlier of his or her Early Retirement Date or Normal Retirement Date, the Participant shall continue to participate in the Plan and no distribution of his or her interest shall be made until the actual date of such Participant's retirement, at which time the distribution of his or her interest shall commence.

           (c) A retired Participant may elect to delay the commencement of distribution under Section 8.5, subject to
Section 8.5(f).

           (d) The distribution of the interests of any Participant in the Plans shall commence in any event not later than his or her Required Beginning Date.

     8.3   Terminated Participants.

           (a) Subject to Subsection (c) and Section, 8.5(f), the distribution of the vested interest in the Plan of a Participant whose employment was terminated (other than by reason of his or her retirement, Disability or death) shall normally commence as of the earlier of the Participant's Early Retirement Date or Normal Retirement Date as if the Participant had then retired, unless the Participant elects to delay the commencement of such distribution under Section 8.5.

           (b) The distribution of the vested interest in the Plan of a terminated Participant shall commence in any event not later than his or her Required Beginning Date.

           (c) The interest of a terminated Participant in the Plan may be paid earlier than his or her Early Retirement Date or Normal Retirement Date if requested by the Participant, provided, however, that no portion of a Participant's interest in the Plan shall be distributed prior to such Participant's attaining age
59 1/2, unless (1) by electing such a distribution, the Participant agrees that neither the Employer, the Committee nor the Trustee shall be liable for any tax or penalty resulting from such distribution, (2) the distribution is made to a Beneficiary (or to the Participant's estate) on or after the death of the Participant, (3) the termination of employment is due to the Participant's disability within the meaning of Code Section 72(m)(7), (4) the distribution is part of a series of substantially equal periodic payments, made not less frequently than annually, which begin after the Participant terminates employment and that are made over a period equal to the life expectancy of the Participant or the joint life expectancies of the Participant and his or her designated Beneficiary, (5) the distribution is made to the Participant after separation from service after attainment of age 55, (6) the distribution is paid to an alternative payee pursuant to a qualified domestic relations order under Section 14.9, or (7) the distribution is on account of Plan termination.

     8.4 Disability. In the event of termination of a Participant's employment by reason of his or her permanent Disability, established under Section 1.8, prior to the attainment of the earlier of Early Retirement Date or Normal Retirement Date, the Participant shall be entitled to the commencement of the distribution of his or her interest in the Plan as an accident and health benefit. Such distribution may be made as if the Participant had then retired, subject to Section 8.5(f).

     8.5   Method and Timing of Distribution.

           (a) Each Participant shall determine the distribution of his or her interest in the Plan by selecting (subject to the terms of this Section) one or more of the following methods of distribution:

               (1) the balance of a Participant's Accounts in the Plan, or any part thereof, may be distributed to the Participant in a lump sum in cash or in kind;

               (2) the balance of a Participant's Accounts in the Plan, or any part thereof, may be retained as an interest in the Trust Fund payable in installments in cash or in kind over a period of years, determined by the Participant under this Section 8; or
               (3) any combination of the foregoing methods which may be changed by the Participant at any time.

           The Committee shall direct the Trustee to distribute assets of the Trust Fund in accordance with the method of distribution selected.

           (b) The entire interest of the Participant in the Plan

               (1) either will be distributed to the Participant not later than his or her Required Beginning Date, or

               (2) will be distributed to the Participant, and his or her Beneficiaries, if applicable, commencing not later than his or her Required Beginning Date over one of the following periods (or a combination thereof):

                    (A)  A period not extending beyond the life
expectancy of the Participant, or

                    (B)  A period not extending beyond the joint
life and last survivor expectancy of the Participant and his or her spouse or other designated Beneficiary.

           (c) If a Participant's interest in the Plan is to be distributed in installments, then, commencing with installments paid on or after the Required Beginning Data with respect to such Participant, the amount to be distributed each year shall be at least equal to the quotient obtained by dividing the account balance of the Participant at the beginning of such year by the life expectancy of the Participant (or the joint and last survivor expectancy of the Participant and his or her spouse or other designated Beneficiary, if applicable). The life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his or her spouse if the spouse is the designated Beneficiary, may be recalculated periodically over the life of the Participant, or the lives of the Participant and his or her spouse, but not more frequently than annually. If the Participant's designated Beneficiary is other than his or her spouse, then the joint life expectancy of the Participant and his or her designated Beneficiary may be recalculated periodically over the life of the Participant, but not more frequently than annually, in a manner, consistent with Treasury Regulations, that takes into consideration the change in life expectancy of the Participant but not the designated Beneficiary.

           (d) The distribution shall commence, unless the Participant elects otherwise, not later than 60 days after the later of the close of the Plan Year in which the Participant
(1) attains the earlier of Early Retirement Date or Normal Retirement Date or (2) terminates his or her service with the Employer, unless the amount of the distribution cannot be determined by such day in which case payment of benefits, retroactive to such day, will begin no later than 60 days after the earliest date on which the amount of the distribution can be determined.

           (e) If the Participant's designated Beneficiary is other than his or her spouse, the method of distribution chosen by the participant shall be one which provides that at least 50% of the present value of the Participant's interests will be paid within the life expectancy of the Participant.

           (f) If a Participant's vested interest does not exceed $3,500, the distribution of such Participant's benefits shall be made in a lump sum without the consent of the Participant as soon as administratively feasible after the close of the Plan Year in which the employment of the Participant terminates. If a Participant's vested interest exceeds $3,500, the distribution of such Participant's benefits may not be made without the consent of the Participant. The Participant shall be provided, not more than 90 days and not less than 30 days prior to the commencement of the Participant's benefits, with a notice describing the material features and explaining the relative values of the optional methods of distribution and informing the Participant of his or her right to defer commencement of benefits under this
Section 8.5. The consent of the Participant shall be made in writing after the receipt of the notice required hereunder, but not more than 90 days prior to the commencement of benefits.

           (g) A Participant may elect to postpone the commencement of his or her benefits but only until his or her Required Beginning Date. Failure by a Participant to consent in writing to an immediate distribution is an election to defer benefits until the Participant's attainment of age 62.

           (h) If the distribution of a Participant's interest in the Plan is paid as a qualifying rollover distribution under Code
Section 402(a)(5)(E), then the Committee shall provide a written "Rollover Notice" to the Participant that complies with Code
Section 402(f).

           (i) In the event that the Employer makes additional payments to the Trust which are allocable to a Participant after distribution has commenced to the Participant or his or her Beneficiary, then such additional amounts shall be distributed or held in accordance with the method of distribution previously selected by the Participant.

     8.6   Death Benefits.

           (a) Upon the death of a Participant to whom distributions from the Plan have commenced under a method in accordance with Section 8.5(b)(2), the remaining portion of the Participant's interest in the Plan shall be distributed to the Participant's Beneficiary at least as rapidly as under the method of distribution being used as of the date of the Participant's death, although the Beneficiary shall have the right to accelerate payments unless the Participant shall have provided otherwise in his or her Beneficiary designation.

           (b) If a distribution upon a Participant's death is to be made to his or her surviving spouse and distributions have not commenced before the Participant's death in accordance with
Section 8.5(b)(2), then the portion of the Participant's interest in the Plan payable to the spouse may be distributed commencing no later than the date on which the participant would have attained age 70 1/2 in minimum annual installments, calculated as provided in Section 8.5(c) (including recalculation of the surviving spouse's life expectancy), over a period not exceeding the life expectancy of the spouse. If the surviving spouse dies before the commencement of distributions, the portion of the Participant's remaining interest in the Plan payable to such spouse shall be paid within five years after the death of the surviving spouse to the Beneficiary and in the manner previously designated by the Participant, subject, however, to the rule provided in Section 8.6(c) concerning payments over the life expectancy of a designated beneficiary commencing within one year.

           (c) Upon the death of any other Participant before the final distribution of the Participant's interest in the Plan, an amount equal to the value of his or her remaining interest in the Plan shall be paid to his or her Beneficiary within five years after the death of the Participant in the manner designated by the Participant, provided, however, that if the distribution of any portion of a Participant's interest in the Plan is payable to or for the benefit of an individual (other than a surviving spouse as provided in Section 8.6(b)) designated as a Beneficiary by the Participant, minimum annual payments, calculated as provided in Section 8.5(c), may be made to such Beneficiary over a period that does not exceed the life expectancy of the Beneficiary, provided, that no recalculation of life expectancy shall be permitted and payments must commence within one year of the death of the Participant or such later date as may be provided by Treasury Regulations.

           (d) If a Participant designates that periodic distributions shall be made to a minor child until the child reaches majority and then to the Participant's surviving spouse, then such distributions shall be treated as if paid to the surviving spouse for the purposes of this Section.

     8.7   Retained Interests.

           (a) If a terminated, retired or disabled Participant or Beneficiary retains an interest in the Trust Fund, the proceeds of such account shall be distributed in accordance with the direction of the Participant under this Section 8.

           (b) A terminated, retired or disabled Participant or a Beneficiary whose vested interest is retained in the Trust Fund may elect to have a sum equivalent to the value of such vested interest deposited in a certificate of deposit or savings account or accounts in a bank or savings and loan association insured by an instrumentality of the Federal Government (but no amount shall be placed in such an account in excess of the insurance provided). The interest on such a certificate or account shall be allocated directly to the account of the Participant or Beneficiary and shall be retained or distributed in accordance with the direction of the participant under this Section 8.

     8.8 Distributions to Legally Disabled Persons. In case of any distribution to a minor or to a legally incompetent person, the Committee may direct the Trustee that the same be made for the benefit of such person directly to such person or to his or her legal representative or to some near relative of such person or that the Trustee shall use the same directly for the support, maintenance or education of such person. The Trustee shall not be required to see to the application by any third party of any distributions made pursuant to this Section.

     8.9   Distribution of Accounts Upon Termination of Plan,
Sale of Assets or Sale of Subsidiary. The interests of a Participant in his or her Accounts shall be distributed in a lump sum distribution at the request of the Participant upon the occurrence of any of the following events:

           (a) The termination of the Plan without the establishment of a successor plan by the Employer. For purposes of this Section 8.9(a), "successor plan" shall mean any defined contribution plan, as defined in Code Section 414(i), other than an employee stock ownership plan as defined in Code Sections 4975(e) or 409 or a simplified employee pension as defined in code Section 408(k), which exists at the time the Plan is terminated or within the period ending 12 months after the distribution of all assets from the Plan, provided, however, that if less than 2% of the employees of the Employer eligible to participate in the Plan at the time of its termination are or were eligible under another defined contribution plan described herein at any time during the 24-month period commencing 12 months before the termination of the Plan, such plan shall not constitute a successor plan;

           (b) The Employer sells or otherwise disposes of at least 85% of the assets used in a trade or business to another unrelated corporation, the Participant continues employment with such other corporation, the distribution is in connection with such sale or disposition, and the Employer (but not the other corporation) maintains the Plan after such sale or disposition; or

           (c) The Employer sells or otherwise disposes of a subsidiary (within the meaning of Code Section 409(d)(3)) to an unrelated entity other than the Employer, the Participant continues employment with such subsidiary, the distribution is in connection with such sale or disposition, and the Employer (but not the other entity) maintains the Plan after such sale or disposition.

     8.10  Early Distributions.  Subject to Section 8.5, a
Participant who has attained age 59 1/2 shall, upon written request to the Committee, be entitled to receive a distribution or distributions of his or her interests in the Plan.

     8.11  Hardship Distributions.

           (a) A Participant may apply for and receive a distribution from his or her Salary Deferral Account as a hardship distribution in accordance with this Section upon incurring a hardship as determined by the Committee in a uniform and nondiscriminatory manner. The determination of hardship by the Committee shall be final and binding.

           (b) The amount of a distribution made on account of hardship shall not exceed the Participant's total Salary Deferral
Contributions as of the date of distribution, reduced by the amounts of previous distributions on account of hardship.

           (c) A distribution shall be made an account of hardship only if the distribution both is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

           (d) A distribution shall be deemed made on account of an immediate and heavy financial need of the Participant if the distribution is for:

               (1)  expenses for medical care described in Code
Section 213(d) previously incurred by the Participant, the participant's spouse or any dependents of the Participant (as defined in Code Section 152) or necessary for those persons to obtain medical care described in Code Section 213(d),

               (2) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments),

               (3) payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant or his or her spouse, children or dependents (as defined in Code Section 152),

               (4) payments necessary to prevent the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage on that residence, or

               (5) such other purposes as may be permitted by the Commissioner of Internal Revenue.

           (e) A distribution shall be deemed necessary to satisfy the immediate and heavy financial need of the Participant if all the following requirements are satisfied:

               (1)  the amount of the distribution does not
exceed the sum of (A) the amount required to relieve the need and
(B) an amount, not to exceed 20% of the amount of (A), necessary to pay any federal, state, and local income taxes and penalties reasonably anticipated to result from the distribution;

               (2)  the Participant has obtained all
distributions, other than hardship distributions, and all nontaxable loans currently available under the Plan and all other plans maintained by the Employer;

               (3)  the need cannot be satisfied from the
Participants's other resources which are reasonably available to the Participant;

               (4) the Participant is prohibited under a legally enforceable instrument from deferring any amounts or making any employee contributions to the Plan or to any other plan of deferred compensation maintained by the Employer (other than a mandatory employee contribution to a defined benefit plan) for a period of twelve months after receipt of the distribution; and

               (5) the amount of elective deferrals, as defined in Code Section 402(g), which the Participant may elect to have made in his or her taxable year immediately following the taxable year in which the distribution is made is limited in each plan maintained by the Employer in the manner set forth in Section 3.2(a)(2).

                          SECTION 9
                   Investment of Trust Fund

     9.1   Investment Power.

           (a) Subject to Section 9.4, the Committee is granted full power and authority in the investment and reinvestment of the Trust Fund or any part thereof in any manner that it deems advisable and in accordance with this Trust Agreement. Without limiting the foregoing, the Committee may invest in bonds, common and preferred stocks, shares of management type investment companies as defined in the Investment Company Act of 1940, annuity contracts, money market funds, savings accounts or certificates of deposit in a savings bank or a savings and loan association, or in other property whether real or personal.

           (b) In the event that the Committee shall have designated an Investment Manager with respect to the Trust Fund, the Trustee shall invest the Trust Fund as directed by the Investment Manager. Neither the Committee nor the Trustee shall have any duty or obligation to provide investment advice or recommendations with respect to investments directed by the Investment Manager.

           (c) The assets of the Trust may be invested in any trust established and maintained as a medium for the collective investment of funds of employee benefit trusts, including any such collective trusts established and maintained by a Trustee, with respect to which the Trust is an eligible participant. The governing instrument of any such trust, as amended from time to time, is hereby incorporated and made a part hereof as if set forth herein.

           (d) The indicia of ownership of any Trust assets shall not be maintained outside the jurisdiction of the district courts of the United States, except as authorized by Department of Labor regulations.

     9.2 Investment Duties. In directing the Trustee as to the investment and reinvestment of the Trust Fund, the Committee (or an Investment Manager) shall discharge its duties in accordance with Section 10.5. Upon instructions by the Committee to make any investment, the Trustee shall make such investment promptly, and shall retain it until instructed by the Committee regarding such investment. Upon instructions by the Committee to sell, convey exchange, transfer, pledge, mortgage or otherwise dispose of or encumber any real or personal property held by the Trust, the Trustee shall comply promptly with such instructions. To the extent permitted by law, the Trustee shall not be liable for the making of any investment at the direction of the Committee, for the retention of any such investment in the absence of directions from the Committee to dispose of the same, or for the disposal or encumbrance of any investment at the direction of the Committee.

     9.3   Party in Interest Transactions.  Except as provided in
Section 9.5 with respect to loans to Participants, a fiduciary shall not cause the Plan to engage in a transaction if he or she knows or should know that such transaction constitutes a direct or indirect:

           (a) sale or exchange, or leasing, of any property between the Plan and a party in interest (as defined in Act
Section 3(14));

           (b) lending of money or other extension of credit between the Plan and, a party in interest;

           (c) furnishing of goods, services or facilities between the Plan and a party in interest; or

           (d) transfer to, or use by, or for the benefit of, a party in interest of any assets of the Plan.

     9.4   Investment Direction by Participants.

           (a) The Committee may establish reasonable rules and procedures allowing for the exercise of control, within the meaning of Section 404(c) of the Act and regulations issued thereunder, by a Participant (or his or her Beneficiary or legal representative, where applicable) over the investment of some or all of the assets in the Participant's Accounts (but not including a Participant's Forfeiture Account). All directions of Participants provided in accordance with such rules and procedures shall be transmitted by the Committee to the Trustee and shall be followed by the Trustee in the investment of the Trust Fund, provided, however, that the Committee shall not transmit the directions and the Trustee shall not follow any such direction if the Committee or the Trustee, as the case may be, determines that implementation of such direction:

               (1) Would not be in accordance with the terms of the Plan insofar as the Plan is consistent with the Act;

               (2)  Would cause the Trustee to maintain the
indicia of ownership of assets of the Plan outside the jurisdiction of the district courts of the United States, except as permitted by Section 404(b) of the Act or regulations thereunder;

               (3) Would jeopardize the Plan's qualified status under Code Section 401(a);

               (4) Would result in a prohibited transaction described in either Section 406 of the Act or Code Section 4975;

               (5)  Could result in a loss in excess of the
Participant's or Beneficiary's account balance;

               (6) Would generate income that would be taxable to the Plan; or

               (7) Would or could cause any other result such that the Trustee's failure to implement the direction will not cause the Plan to fail to qualify under Department of Labor Regulations as a plan described in Section 404(c) of the Act.

           (b) The Committee and the Trustee shall have no obligation to question any direction of Participants with respect to investments, to review any securities or other property held in the Trust Fund Accounts as a result of the directions of Participants or to make suggestions or to provide advice to Participants with respect to the investment or the retention or disposition of any assets held in the Trust Fund Accounts.

           (c) A Participant or Beneficiary shall not be deemed to be a fiduciary by reason of his or her exercise of control over assets in his or her Accounts under this Section 9.4 and no person who is otherwise a fiduciary shall be liable for any loss, or by reason of any breach, which results from such exercise of control.

           (d) Except as otherwise provided in Department of Labor Regulations, a Participant's Accounts subject to the Participant's exercise of control may be invested in "qualifying employer securities" as defined in Section 407(d)(5) of the Act without limitation as to the amount or percentage of the Trust Fund which such securities constitute, to the extent permitted under the rules and procedures established under Subsection (a).

           (e) No portion of a Participant's Accounts which is subject to a Participant's exercise of control may be invested in any works of art, rugs, antiques, metals, gems, stamps, coins, alcoholic beverages or any other tangible personal property specified by the Secretary of the Treasury as a collectible.

           (f) The Committee may charge the Accounts of a Participant or Beneficiary for the reasonable expenses of carrying out his or her investment directions under this Section
9.4. The Committee shall establish reasonable procedures to inform Participants that such charges are made and to periodically inform each Participant of the actual expenses incurred with respect to his or her Accounts.

     9.5   Loans to Participants.

           (a) Upon receipt of a written Participant Loan Application from a Participant in the form prescribed by the Plan Administrator, the Plan Loan Administrator as designated by the Employer may, in his or her discretion, direct the Trustee to lend to any Participant on the security of the Participant's Accounts in the Trust and on such terms as the Plan Loan Administrator shall determine, an amount which, when added to the outstanding balance of all other loans from all of the qualified retirement plans of the Employer (as determined under Code
Section 414(b), (c) and (m)), to such Participant, shall not exceed the lesser of (1) $50,000 (reduced by the excess, if any, of the highest outstanding balance of loans from the Plan to such Participant during the year period ending on the day before the date on which the loan is made over the outstanding balance of such loans on the date on which the loan is made) or (2) 50% of the value of such Participant's then vested interests in such accounts on the date such loan is made, provided, however, that the minimum amount of a loan shall be $1,000.

           (b) In exercising discretion to direct loans hereunder, the Plan Loan Administrator shall at all times act in a nondiscriminatory manner and shall consider only those factors which would be considered in a normal commercial setting by an entity in the business of making similar loans, including the security given for the loan.

           (c) Loans to a Participant shall be secured in accordance with Section 14.3 by a lien on no more than 50% of the value of the Participant's vested interest in his or her Accounts in the Trust on the date of the loan or loans. The Participant and, if applicable, his or her spouse, must consent in writing to the loan, or to the renewal or modification of an outstanding loan, and to the possible reduction in the Participant's vested account balance in satisfaction of a loan in default, within the 90 day period prior to the making of the loan. The spouse's written consent shall acknowledge the effect of the consent and shall be witnessed by a representative of the Plan, as designated by the Employer, or a notary public.

           (d) Loans to a Participant shall be evidenced by negotiable promissory notes which shall provide for repayment in substantially equal periodic installments (not less frequently than quarterly) over a period within 5 years, with interest at a reasonable rate which is commensurate with prevailing interest charged by entities in the business of lending money on similar loans. Provided, however, that if the loan is used to acquire any dwelling which within a reasonable time (determined at the time the loan is made) is to be used as a principal residence of the Participant, the loan may provide, subject to approval by the Plan Loan Administrator, for repayment in periodic installments over a period not in excess of 10 years.

           (e) In determining the interest rate for loans to be made hereunder, including any renewal or modification of outstanding loans, the Plan Loan Administrator shall periodically contact commercial lending entities to ascertain the currently prevailing interest rates for similar loans taking into account the type of collateral securing the loan.

           (f) The failure of a Participant to make three successive installment payments shall constitute an act of default under the loan. In the event of default in the payment of interest or principal on a loan, the Committee shall direct the Trustee to take appropriate action to remedy the default which may include suit on the note or foreclosure upon the collateral, provided, however, that foreclosure on the Participant's Accounts as collateral shall not occur until the happening of an event permitting distribution of the Participant's interest under the Plan.

           (g) Each loan made to a Participant shall be segregated from the general assets of the Trust Fund and shall be charged against an Account or Accounts of such Participant. All payments of principal and interest on a Participant loan shall be credited directly to the appropriate account of the Participant.

                            SECTION 10
                           Fiduciaries

     10.1 Allocation of Authority. The authority to control and manage the operation and administration of the Plan shall be allocated between the Board, the Committee and the Trustee, who are the named fiduciaries under the Act, as provided in this Trust Agreement.

     10.2 Board Authority. The Board shall have discretionary authority to employ advisers and counsel (Section 10.8), to appoint and remove members of the Committee (Section 11.1), to appoint and remove a Trustee or successor Trustee (Section 12.4), and to amend and terminate the Plan (Section 13).

     10.3 Committee Authority. The Committee shall have discretionary authority to determine eligibility to participate in the Plan (Section 2.1), to make rules with respect to Salary Deferral contributions and to regulate compliance with nondiscrimination requirements (Sections 3.1, 3.2, 3.3 and 3.4), to establish separate accounts for Participants (Section 5.1), to allocate Salary Deferral Contributions, Matching Contributions, Qualified Nonelective Contributions, and forfeitures (Sections
5.3 and 6.3(d)), to determine and allocate the amount of net income or loss of the Trust (Section 5.4), to determine the vested interest of a Participant (Section 6.4), to make a determination of hardship (Section 8.11), to establish rules and procedures for the exercise of control by a Participant or Beneficiary over the assets in his or her Accounts (Section 9.4), to appoint and delegate duties to an investment manager (Section 10.7), to employ advisers and counsel (Section 10.8), to appoint one of its members the Plan Administrator (Section 10.9), to furnish statements of account (Section 11.3), to construe the Trust Agreement and determine questions thereunder (Section 11.5), to establish a funding policy for the Trust Fund (Section 11.6), to determine the rights of Participants and Beneficiaries under the Plan (Section 11.7), to assume all rights, powers and duties of the Employer upon termination of the Plan (Section 13.3), and to determine the Top Heavy status of the Plan (Section 15.1).

     10.4 Trustee's Authority. The Trustee shall have discretionary authority to establish the fair market value (and determine net income or loss) of the Trust Fund (Section 5.4), to invest and reinvest the principal and income of the Trust, including as directed by the Committee or an Investment Manager (Section 9.1), to invest and reinvest the principal and income of the Trust in accordance with the directions of Participants and Beneficiaries (Section 9.4), to employ advisers and counsel (Section 10.8), to manage, control and hold the trust assets (Section 12.1), to render accounts of their administration of the Trust (Section 12.3), and to assume all rights, powers and duties of the Employer upon termination of the Plan (Section 13.3).

     10.5  Discharge of Fiduciary Duties.  Except as provided in
Section 9.4, each fiduciary shall discharge his or her duties with respect to the Plan solely in the interest of the Participants and Beneficiaries and

           (a) for the exclusive purpose of providing benefits to Participants and their Beneficiaries;

           (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

           (c) by diversifying the investments of the Trust Fund, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

           (d) in accordance with this Trust Agreement.

     10.6  Liability.

           (a) A fiduciary shall be liable for his or her own breach of fiduciary responsibility as provided in the Act and
Section 10.5.

           (b) A fiduciary shall be liable for a breach of fiduciary responsibility by another fiduciary under the following circumstances:

               (1) if he or she knowingly participates in, or knowingly undertakes to conceal, an act or omission of another fiduciary knowing such act or omission is a breach;

               (2)  if, by his or her failure to comply with
Section 10.5 in the administration of the specific responsibilities which give rise to his or her status as fiduciary, he or she has enabled another fiduciary to commit a breach; or

               (3) if he or she has knowledge of a breach by another fiduciary, unless he or she makes reasonable efforts under the circumstances to remedy the breach.

           (c) If an Investment Manager is designated under
Section 10.7, neither the Committee nor the Trustee shall be liable for any act or omission of the Investment Manager in carrying out its responsibilities, except to the extent that the Committee violates Section 10.5:

               (1)  with respect to such designation;

               (2)  with respect to the establishment or
implementation of the procedures for the designation of an Investment Manager; or

               (c)  in continuing the designation.

     10.7  Investment Manager.

           (a) The power to direct, control or manage the investment of Trust assets, or a portion thereof, may be delegated to an Investment Manager appointed by the Committee.
Such an Investment Manager, if appointed, shall have the power to manage, acquire, or dispose of such assets of the Trust Fund and it must acknowledge in writing that it is a fiduciary with respect to the Trust Fund.

           (b) An Investment Manager must be (1) a person who is registered as an investment adviser under the Investment Advisers Act of 1940; (2) a bank, as defined in that act; or (3) an insur-ance company qualified to perform such services under the laws of more than one state.

           (c) If an Investment Manager has been appointed, neither the Committee nor the Trustee shall be liable for acts or omissions of such Investment Manager, except as provided in
Section 10.6, or be under an obligation to invest or otherwise manage any asset of the Trust Fund which is subject to the control of the Investment Manager.

     10.8  Miscellaneous.

           (a) Any person may serve in more than one fiduciary capacity with regard to the Plan.

           (b) A fiduciary may employ one or more persons, including counsel, who need not be counsel for the Employer, to render advice with regard to any responsibility such fiduciary has under the Plan. The opinion of such counsel shall be full and complete protection in respect to any action taken or suffered by the fiduciaries hereunder in good faith and in accordance with the opinion of such counsel, to the extent permitted by the Act.

           (c) The expenses of persons employed by the Committee may be paid by the Employer, provided, however, that if they are not paid by the Employer, they shall be paid by the Trustee from the assets of the Trust Fund as an expense of the Plan and shall be charged proportionately to the accounts of all Participants and Beneficiaries.

     10.9  Plan Administrator.

           (a) The Committee may designate one of its members to serve as Plan Administrator; otherwise, the Employer shall be the Plan Administrator.

           (b) The Plan Administrator shall have the duty and authority to comply with the reporting and disclosure requirements of Title I of the Act and shall serve as agent of legal process in any dispute which may arise with respect to the rights of the Employer, employees, Participants or Beneficiaries under the Plan and Trust.

                         SECTION 11
                   Administrative Committee

     11.1  Selection.

           (a) An Administrative committee of at least three members appointed by the Board shall direct the administration of the Plan. Subject to Section 13.3, Committee members shall serve for such term as the Board may designate or until a successor has been appointed or until removed by the Board. The Employer shall notify the Trustee of the Committee members and of any changes in the members.

           (b) Committee members shall serve without compensation. All reasonable expenses of the Committee may be paid by the Employer, provided, however, that if they are not paid by the Employer, they shall be paid by the Trustee from the assets of the Trust Fund as an expense of the Plans and shall be charged proportionately to the accounts of all Participants and Beneficiaries.

     11.2  Organization.

           (a) The action of the Committee shall be determined by the vote of a majority of its members, if there are more than two members.

           (b) The Committee may authorize one or more of its members to execute documents on its behalf, including directions to the Trustee with respect to the performance of the Trustee's duties hereunder, and the Trustee, upon written notification of such authorization, shall accept and rely upon such documents until notified in writing that the authorization has been revoked by the Committee. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee unless notified of such change in writing by the Employer.

           (c) A member of the Committee who is also a Participant shall not vote on any matter relating solely to such member.

     11.3  Communications.

           (a) The Committee shall keep on file a copy of this Trust Agreement and any amendments thereto which the Committee will permit a Participant to examine during reasonable hours, together with other records pertaining to said Participant.

           (b) The Committee shall furnish each Participant with a statement of his or her interest in the Plan as of the last preceding Valuation Date and such other information from time to time as may be required by the Act.

     11.4 Indemnity. To the extent permitted by the Act, the Employer shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of the member's own willful misconduct.

     11.5  Powers and Duties.

           (a) The Committee shall have the powers and duties specified in this Trust Agreement, and without limiting the foregoing, shall have discretionary authority to construe this Trust Agreement and to determine all questions that shall arise hereunder, including questions submitted by the Trustee on all matters necessary for them properly to discharge their duties and powers.

           (b) Subject to Section 11.7, the decisions of the Committee made in good faith upon any matter within the scope of its authority shall be final and binding upon the Employer, Participants, Beneficiaries and all others, to the extent permitted by the Act.

           (c) The Committee at all times in making its decisions shall act in a uniform and nondiscriminatory manner and may from time to time set down or modify uniform rules of interpretation and administration.

     11.6 Funding Policy. The Committee shall establish a funding policy for the Trust Fund. The Committee shall review the funding policy each year just prior to the end of the Plan Year for its appropriateness under the circumstances then prevailing. Following a consideration of anticipated contributions, income and distributions over a future period chosen by the Committee and such other matters as the Committee may deem relevant, the Committee shall determine a funding policy for the Trust Fund bearing in mind both the short run and long run needs and goals of the Plan. Such a funding policy shall be communicated to the Trustee, or to the Investment Manager if one shall have been appointed, so that investment policy can be coordinated with the needs of the Plan.

     11.7  Claims Procedures.

           (a) The Committee in its discretion shall determine the rights of Participants and Beneficiaries to benefits under the Plan. In the event of a dispute over benefits, a Participant or Beneficiary may file a written claim for benefits with the Committee, provided that such claim is filed within 60 days of the date the Participant or Beneficiary receives notification of the Committee's determination.

           (b) If a claim is wholly or partially denied, the Committee shall provide the claimant with a notice of denial, written in a manner calculated to be understood by the claimant and setting forth:

               (1)  The specific reason(s) for such denial;

               (2) Specific references to the pertinent Plan provisions on which the denial is based;

               (3) A description of any additional material or information necessary for the claimant to perfect the claim with an explanation of why such material or information is necessary;
and

               (4) Appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review. The notice of denial shall be given within a reasonable time period but no later than 90 days after the claim is filed, unless special circumstances require an extension of time for processing the claim. If such extension is required, written notice shall be furnished to the claimant within 90 days of the date the claim was filed stating the special circumstances requiring an extension of time and the date by which a decision on the claim can be expected, which shall be no more than 180 days from the date the claim was filed. If no notice of denial is provided as herein described, the claimant may appeal the claim as though the claim had been denied.

           (c) The claimant and/or his or her representative may appeal the denied claim and may:

               (1) Request a review upon written application to the Board which shall thereupon appoint a special review committee to hear the claim, none of whose members shall be a member of the Committee;

               (2)  Review pertinent documents; and

               (3) Submit issues and comments in writing to the special review committee; provided that such appeal is made within 60 days of the date the claimant receives notification of the denied claim.

           (d) Upon receipt of a request for review, the special review committee shall within a reasonable time period but no later than 60 days after receiving the request, provide written notification of its decision to the claimant stating the specific reasons and referencing specific plan provisions on which its decision is based, unless special circumstances require an extension of time for processing the review. If such an extension is required, the special review committee shall notify the claimant of such special circumstances and of the date, no later than 120 days after the original date the review was requested, on which the special review committee will notify the claimant of its decision.

     11.8 Services. The Committee may employ such investment advisers, accountants, counsel, administrative assistants, consultants and such clerical and other services as it may require in carrying out the provisions of the Plan and their administration, subject to the approval of the Employer. The reasonable fees and charges for, and costs of, such services may be paid by the Employer, provided, however, that if they are not paid by the Employer, they shall be paid by the Trustee from the assets of the Trust Fund as an expense of the Plan and shall be charged proportionately to the accounts of all Participants and Beneficiaries. The reasonable expenses and costs of Plan administration that are incurred solely with respect to the Accounts of an individual Participant or Beneficiary may, in the discretion of the Committee, be charged directly to such Accounts.

                            SECTION 12
                             Trustee

     12.1  Control of Assets.

           (a) All assets of the Trust shall be held by the Trustee in trust.

           (b) The Trustee shall have exclusive authority and discretion to manage and control the assets of the Plan, subject to the proper directions of the Committee in accordance with the Plan, except to the extent that: (1) authority has been delegated to an Investment Manager under Section 10.7, in which case the Trustee shall be subject to proper directions of the Investment Manager which are made in accordance with the Plan, or
(2) investment power has been provided to Participants under
Section 9.4, in which case the Trustee shall be subject to the proper directions of a Participant (or his or her Beneficiary or legal representative, where applicable) made in accordance with the Plan.

           (c) If there are two or more Trustees, the action of the Trustees shall be determined by a majority vote of the Trustees then qualified and acting.

     12.2 Trustee's Powers. In the discharge of its duties, the Trustee shall have all the powers, authority, rights, and privileges of an absolute owner of the Trust Fund and, without limiting the foregoing, may receive, hold, manage, invest and reinvest, sell, exchange, dispose of, encumber, hypothecate, pledge, purchase property subject to an encumbrance, incur an indebtedness as part of the purchase price of real or personal property which may be encumbered to secure the payment of such indebtedness, mortgage, lease, grant options respecting, repair, alter, insure or distribute any and all property in the Trust Fund; may borrow money, participate in reorganization, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges and register in the name of a nominee any securities in the Trust Fund; may renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust Fund; may exercise options, employ agents; and, whether herein specifically referred to or not, may do all such acts, take all such actions and proceedings and exercise all such rights and privileges as if the Trustee were the absolute owner of any and all property in the Trust Fund.

     12.3 Accounting of Trustee. Within a reasonable period following the close of each Plan Year, the Trustee shall render to the Employer an account of their administration of the Trust during the preceding Plan Year, including the amount of the net appreciation or depreciation of the Trust Fund during the preceding Plan Year as determined by the Trustee.

     12.4  Vacancies in Trusteeship.

           (a) The Trustee may resign at any time upon thirty days written notice to the Employer. The Board may add additional Trustees and may remove one or all of the Trustees without cause at any time upon thirty days written notice. Resignation or removal of a Trustee shall not terminate the Trust.

           (b) In the event of a vacancy in a Trusteeship of this Trust occurring at any time, the Employer shall appoint a successor Trustee or Trustees who shall have all the powers and duties herein conferred upon the original Trustee or Trustees.

           (c) The title to all Trust property shall automatically vest in a successor Trustee or Trustees without the execution or filing of any instrument or the doing of any act, but any resigning or removed Trustee or Trustees shall execute all instruments and do all acts which would otherwise be necessary to vest such title or record in any successor.

           (d) The appointment of a successor Trustee or Trustees may be effected either by amendment to this Trust Agreement or by resolution of the Board without such amendment, the agreement of such a successor Trustee or Trustees to act as such being evidenced by execution of such amendment or of a certified copy of such resolution.

     12.5 Approval of Accounts. The written approval of any account by the Employer shall be final as to all matters and transactions stated or shown therein, and binding upon the Employer, the Committee and all persons who shall then be or thereafter become interested in the Trust, to the extent permitted by the Act. Failure of the Employer to notify the Trustee within ninety days after receipt of any account of its disapproval of the account shall be the equivalent of written approval.

     12.6  Trustee's Fees and Expenses.

           (a) The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Employer and the Trustee, provided, however, that no individual Trustee who receives full-time pay from the Employer shall receive any compensation for his or her services as Trustee.

           (b) The Trustee shall be entitled to reimbursement for expenses reasonably incurred by it in carrying out its duties as Trustee. The Trustee's fees and expenses may be paid by the Employer, provided, however, that if they are not paid by the Employer, they shall be paid by the Trustee from the assets of the Trust Fund as an expense of the Plan and shall be charged proportionately to the accounts of all Participants and Beneficiaries.

     12.7 Indemnity. To the extent permitted by the Act, the Employer shall indemnify and save harmless the Trustee against any and all expenses and liabilities arising out of its service as Trustee, excepting only expenses and liabilities arising out of the Trustee's own willful misconduct.

                          SECTION 13
                    Amendment and Termination

     13.1 Amendment. Board reserves the right at any time to amend this Trust Agreement to any extent or in any manner that it may deem advisable, including retroactively, by delivery to the Trustee of a copy of said Amendment executed by the authorized officers of the Employer; provided, however, that no amendment:

           (a) shall have the effect of vesting in the Employer any interest in any property held in the Trust;

           (b) shall cause or permit any property held in the Trust to be diverted to purposes other than the exclusive benefit of the present or future Participants and their Beneficiaries;

           (c) shall alter or increase the duties or the liabilities of the Trustee without its written consent;

           (d) shall adversely affect the then accrued or vested benefits of any Participant, except when necessary to obtain or retain the qualification of the Plan under Code Section 401(a), or any amendment thereof; or

           (e) shall eliminate an optional form of distribution with respect to benefits attributable to service prior to the effective date of the amendment (except as provided otherwise by Treasury Regulations).

     13.2  Right to Terminate.

           (a) The Employer has established the Plan with the bona fide intention to make its contributions indefinitely, but it is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given length of time and the Employer may, in its sole and absolute discretion, discontinue its contributions to the Plan or terminate the Plan at any time without any liability whatsoever.

           (b) In the event of the termination of the Plan, all Participants, or in the event of the complete discontinuance of further contributions to the Plan by the Employer, all Participants who are then employed by the Employer shall have a fully vested interest in the amounts credited to their respective Plan Accounts at the time of such termination or discontinuance.

           (c) In the event of partial termination of the Plan, the Participants affected by the partial termination shall have a fully vested and nonforfeitable interest in the amounts credited to their respective Plan Accounts at the time of partial termination.

     13.3  Effect of Termination.

           (a) The Plan shall terminate upon the happening of any of the following events--

               (1)  Delivery to the Trustee of a Notice of
Termination executed by the Employer specifying the date as of which the Plan shall terminate; or

               (2) Adjudication of the Employer as a bankrupt or a general assignment by the Employer for the benefit of its creditors or dissolution of the Employer.

           (b) Upon the termination of the Plan, the assets of the Trust Fund shall be held by the Trustee until they are distributed according to the terms of this Trust Agreement. This
Trust shall continue in existence until all of the assets of the Trust Fund are distributed.

           (c) Upon the termination of the Plan and if so provided by a resolution of the Board, all rights, powers and duties to be exercised or performed by the Employer with respect to the Plan shall terminate and shall thenceforth be exercised or performed by the Trustee or the Committee, as specified by such resolution.

           (d) If the Employer ceases to exist as a separate legal entity due to dissolution, liquidation, merger or otherwise, then, unless provided otherwise by a resolution of the Board, all rights, powers and duties to be exercised or performed by the Employer shall terminate and shall thereafter be exercised or performed by the Committee. All vacancies on the Committee shall thereafter be filled by the remaining members of the Committee.

     13.4 Merger. The Plan may not be merged or consolidated with any other plan, nor any of its assets or liabilities be transferred to any other plan, unless each Participant in such plan would (if such plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

                           SECTION 14
                         Miscellaneous

     14.1 Effect of Adoption. The adoption and maintenance of the Plan and this Trust Agreement shall not be deemed to be a contract between the Employer and any employee. Nothing herein contained shall be deemed to give to any employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any employee at any time, nor shall it interfere with an employee's right to terminate his or her employment at any time.

     14.2 Benefits. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund and the Employer assumes no liability or responsibility therefor.

     14.3  Alienation.

           (a) The interest hereunder of any Participant or a Beneficiary shall not be alienable by the Participant or Beneficiary either by assignment or by any other method and shall not be subject to be taken by his or her creditors by any process whatever.

           (b) This Section shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant under a qualified domestic relations order as determined under Section 14.9.

           (c) The Trustee shall have a first lien on the vested interest of a Participant in the Plan for any loans made to a Participant under Section 9.5 and said lien shall be satisfied by repayment of the loan by the Participant or by setoff up to the amount of his or her vested interest upon the happening of an event permitting distribution of the Participant's interest in the Plan.

     14.4  Irrevocability.  The Trust shall be irrevocable.
However, the Plan is based upon the condition that it shall be initially approved by the Internal Revenue Service as being qualified under Code Section 401(a). In addition, a contribution by the Employer under the Plan for each Plan Year is expressly conditioned hereby on it being deductible for federal income tax purposes. Therefore, if (a) upon an application for initial qualification which is filed by the due date of the Employer's federal income tax return for the Plan Year in which the Plan is adopted (or such later date as may be permitted by the Secretary of the Treasury), the Internal Revenue Service issues an adverse determination with respect to the Plan's qualification, or
(b) the deductibility of any contributions is disallowed, the Employer shall be permitted to recover from the Trust (1) any contributions which have been made prior to any such determination that the Plan is not qualified, or (2) any contribution the deductibility of which shall be disallowed, within one year of the denial of the qualification, or the disallowance of the deduction, as the case may be. Any Salary Deferral Contribution received from the Trust shall be distributed by the Employer to the Participant for whom it was made.

     14.5 Exclusive Benefit. In no event shall the principal or income of the Trust be paid to or revert to the Employer, except as provided in Sections 5.5, 14.4 or 14.8, or be used for any purpose whatsoever other than the exclusive benefit of the Participants or Beneficiaries.

     14.5 Duration of Trust. Irrespective of any other provisions of this instrument, the Trust provided for herein, unless sooner terminated according to its terms, shall wholly cease at the death of the last survivor of the persons entitled to become Participants under it as of the date of its execution and of any other persons now living who may become Participants at any future time; provided, however, that if, as and when the Trust shall not violate the rules against perpetuities as prescribed by the laws of the State of California, then said provisions shall be of no force and effect, and the Trust shall continue in perpetuity unless otherwise terminated as herein provided. Upon any termination pursuant to the foregoing provisions, distributions which the Trustee, in the absence of those provisions, would have made at a later date, shall be made in accordance with the provisions of the Trust Agreement.

     14.7  Application of Act.  It is the intent of this Trust
Agreement to carry out the provisions of the Act and it shall be so interpreted.

     14.8 Mistake of Fact. In the event the Employer makes a contribution to the Plan because of a mistake of fact, the Employer shall be entitled to recover from the Trust the amount contributed because of such mistake of fact within one year attar the payment of such contribution. Trust income attributable to the amount to be returned, however, shall not be paid to the Employer, and Trust loss attributable thereto shall reduce the amount to be so returned.

     14.9  Domestic Relations Orders.

           (a) Notwithstanding Section 8, distribution of a
Participant's interests in the Plan may be made in accordance with any qualified domestic relations order (as defined in Code
Section 414(p)(1)).

           (b) The Plan Administrator shall establish written procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders in accordance with Code Section 414(p).

           (c) The Plan Administrator shall notify Participants and alternate payees of the receipt of domestic relations orders, the procedure for determining their status and the results of such determinations, as required by Code Section 414(p).

     14.10 Gender. Words used herein in the masculine gender may also include the feminine and, whenever appropriate, words used herein in the singular may also include the plural.

     14.11 Applicable Law. All matters respecting the validity, effect, interpretation and administration of the Trust Agreement shall be determined in accordance with the laws of the State of California, except as provided in the Act.

     14.12  Effective Date.  The effective date of this Trust
Agreement as amended and restated is July 1, 1992, except as otherwise provided herein.

                          SECTION 15
                  Top-Heavy Plan Provisions

     15.1  Determination of Top-Heavy Status.

           (a) For each Plan Year, the Committee shall determine whether the Plan is a Top-Heavy Plan.

           (b) For purposes of such determination, the Committee shall aggregate in an "Aggregation Group" all plans maintained by the Employer which are qualified under Code Section 401 and
(1) in which at least one Participant is a Key Employee or
(2) which is a plan which enables any other plan of the Employer in which at least one participant is a Key Employee to qualify under Code Sections 401(a)(4) or 410. In addition, the Committee may aggregate any qualified plan maintained by the Employer which is not required to be included in the Aggregation Group by the preceding sentence if the Aggregation Group would continue to qualify under Code Section 401(a)(4) or 410 with such additional plan being taken into account. If the Plan is included in an Aggregation Group, then the Committee's determination regarding such Aggregation Group shall be deemed, for all purposes under this Trust Agreement, to be the Committee's determination regarding the Plan.

           (c) The Committee shall determine that the Plan is a Top-Heavy Plan (or that any Aggregation Group of plans maintained by the Employer is a Top-Heavy Group) if, as of the last day of the Plan Year preceding the Plan Year for which the determination is being made (the "Determination Date"), the aggregate of the accounts of Key Employee Participants under the Plan (or under all plans of the Aggregation Group) exceeds sixty percent of the aggregate of the accounts of all Participants under the Plan (or under all plans of the Aggregation Group), provided, however, that with respect to an Aggregation Group, such determination shall be based upon the account balances as of the Determination Dates (as defined above) for such plans which are within the same calendar year.

           (d) In ascertaining the accounts of each Participant for purposes of determining if the Plan is a Top-Heavy Plan as of a Determination Date, the Committee shall take into account the following:

               (1) the balance in each of the Participant's accounts in the Plan (or in all plans of the Aggregation Group) on the last Valuation Date preceding the Determination Date, except that, unless provided otherwise in regulations issued under Code Section 416(g)(4)(A), any rollover contribution shall not be taken into account;

               (2) an adjustment for contributions actually made after such Valuation Date but on or before the Determination
Date;

               (3) the aggregate amount of any distributions made to the Participant under the Plan (or under all plans of the Aggregation Group during the five-year period ending on the Determination Date, including any distributions under a terminated plan which if it had not been terminated would have required to be included in the Aggregation Group, provided, however, that any distribution made after the last Valuation Date preceding the Determination Date shall be excluded to the extent the assets distributed were included in (1) above;

               (4) if any Participant has not performed services for the Employer at any time during the five year period ending on the Determination Date, the account balances of such Participant shall not be taken into account, provided, that if a Participant returns to service for the Employer after a five year period, such Participant's total account balance shall be taken into account; and

               (5) if any Participant is a Non-Key Employee Participant with respect to the Plan Year containing the Determination Date, but such Participant was a Key Employee Participant with respect to any prior Plan Year, the account balances of such Participant shall not be taken into account.

     15.2  Top-Heavy Minimum Contributions.

           (a) In the event that the Committee determines that the Plan is a Top-Heavy Plan for a particular Plan Year then, subject to Subsections (c) and (d), the Committee shall allocate to an account, designated as a Top-Heavy Minimum Contribution Account, of each Non-Key Employee Participant who has satisfied the conditions of Section 2.2 for the Plan Year and is employed by the Employer on the last day of the Plan Year an amount equal to the percentage of such Participant's Compensation that equals the lesser of (1) 3% or (2) the greatest percentage of Compensation allocated as the sum of the Salary Deferral Contributions, Matching Contributions, Qualified Nonelective Contributions and forfeitures to the Accounts of a Key Employee Participant for such Plan Year.

           (b) Compensation of purposes of Subsection (a) shall mean compensation as defined under Code Section 415 which excludes amounts deferred under a Code Section 401(k) qualified cash or deferred arrangement and elective contributions under a Code Section 125 cafeteria plan.

           (c) The amount which would otherwise be required to be allocated under Subsection (a) to the Top-Heavy Minimum Contribution Account of a Non-Key Employee Participant shall be reduced by (1) the amount allocated to the Qualified Nonelective Contribution Account of the Participant for the Plan Year and
(2) to the extent permitted by Treasury Regulations, the amount allocated to the Matching Contribution Account of the Participant for the Plan Year.

           (d) The amount which would otherwise be required to be allocated under Subsections (a) and (c) to the Top-Heavy Minimum Contribution Account of a Non-Key Employee Participant shall not be so allocated if that amount of Employer contributions and forfeitures has been allocated to such Participant for the Plan Year under any other defined contribution plan of the Employer which is qualified under Code Section 401.

           (e) The amounts necessary to make the allocation required under Subsections (a) shall first be made from forfeitures in accordance with Section 6.3(d) and then from Employer contributions. Such Employer contributions shall be made to the Plan within the time limits set forth in Section 3.5(b)(1) and shall be subject to the provisions of Section 5.5.

           (f) A Non-Key Employee Participant's interest in his or her Top-Heavy Minimum Contribution Account shall be subject to the provisions of Sections 5.1(f), 5.4, 6.2, 6.3, 6.4 and 15.3 to the same extent as those Sections are applicable to Matching Contribution Accounts.

     15.3  Alternative Top-Heavy Vesting Schedule.

           (a) In the event that the Committee determines that the Plan is a Top-Heavy Plan for a particular Plan Year, the vesting schedule set forth in Section 6.2(a) of this Trust Agreement shall not be operative for such Plan Year, and in lieu thereof, the vesting schedule provided in this Section 15.3 shall be operative for such Plan Year.

           (b) When a Participant has completed two Years of Service, 20% of the amount then allocated to his or her Matching Contribution Account shall become vested and nonforfeitable, regardless of when such amounts were contributed to the Plan. At the end of each of the next four Years of Service, an additional 20% of the amount then allocated to said Account shall become vested and nonforfeitable, so that after six Years of Service the full amount allocated to such Account shall become vested and nonforfeitable; provided, however, that the vesting schedule in this Section 15.3 shall not apply to an Account of a Participant who is not credited with at least one Hour of Service after the first day of the first Plan Year for which the Plan is a Top-Heavy Plan.

           (c) In the event that the vesting schedule in Subsection (b) is operative for any Plan Year, but is inoperative for any succeeding Plan Year or Years because the Plan is not a Top-Heavy Plan for such succeeding Plan Year or Years, the following provisions shall become effective on the first day of the Plan Year in which the vesting schedule under this Section
15.3 becomes inoperative:

               (1) Any amount which is or has become vested and nonforfeitable by reason of the effectiveness of the vesting schedule in this Section 15.3 for a Plan Year shall remain vested and nonforfeitable thereafter, regardless of whether the vesting schedule in this Section 15.3 is applicable in succeeding Plan
Years; and

               (2) A Participant having not less than 3 Years of Service may elect to remain subject to the vesting schedule in this Section 15.3 thereafter.

           IN WITNESS WHEREOF, the parties hereto have executed this TakeCare Savings and Retirement Plan and Trust Agreement
(1992 Restatement) as of the date first entered hereinabove.

                              TAKECARE HEALTH PLAN, INC.


                              By:  /s/ R. Judd Jessup
                                   ----------------------------


                              By:  /s/ Dennis Gates
                                   ----------------------------

                                                       EMPLOYER

                              PACIFIC TRUST COMPANY



                              By:  _____________________________



                              Its: _____________________________


                                                         TRUSTEE